EXHIBIT 2


                                                              EXECUTION COPY






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                          AGREEMENT AND PLAN OF MERGER



                          DATED AS OF JANUARY 10, 1999

                                  BY AND AMONG

                            THE TIMES MIRROR COMPANY,

                             HOLLYWOOD ONLINE INC.,

                             BIG ENTERTAINMENT, INC.

                                       AND

                              BIG ACQUISITION CORP.


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
                                TABLE OF CONTENTS
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
RECITALS             .............................................................................................1


ARTICLE 1            THE MERGER...................................................................................1

                 SECTION 1.1.         The Merger..................................................................1
                 SECTION 1.2.         Effective Time..............................................................2
                 SECTION 1.3.         Closing of the Merger.......................................................2
                 SECTION 1.4.         Effects of the Merger.......................................................2
                 SECTION 1.5.         Articles of Incorporation and Bylaws........................................2
                 SECTION 1.6.         Directors...................................................................2
                 SECTION 1.7.         Officers....................................................................2
                 SECTION 1.8.         Aggregate Consideration.....................................................3
                              (a)     Merger Consideration........................................................3
                                      (i)   Conversion of Shares..................................................3
                                      (ii)  Parent Common Stock Price.............................................4
                              (b)     Conversion of Stock of Sub..................................................5
                              (c)     Cancellation of Treasury Shares.............................................5
                 SECTION 1.9.         Exchange of Certificates....................................................5
                              (a)     Delivery of Certificates Representing Merger Consideration..................5
                              (b)     Delivery of Certificates Representing Shares................................5
                              (c)     Fractional Shares...........................................................5
                              (d)     Effect of Exchange..........................................................5

ARTICLE 2            CONDITIONS TO CONSUMMATION OF MERGER.........................................................6

                 SECTION 2.1.         Conditions to All Parties' Obligations......................................6
                              (a)     HSR Act; Other Governmental Approvals.......................................6
                              (b)     No Order....................................................................6
                              (c)     Shareholder Approval........................................................6
                              (d)     Proxy Statement.............................................................6
                 SECTION 2.2.         Conditions to Parent's and Sub's Obligations................................6
                              (a)     Representations, Warranties and Covenants; Officer's Certificates...........6
                              (b)     Certificates of Good Standing...............................................7
                              (c)     Resolutions.................................................................7
                              (d)     Third-Party Consents........................................................7


                                       i
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                              (e)     NATO  Agreement.............................................................7
                              (f)     Domain Names................................................................7
                              (g)     Ancillary Agreements........................................................7
                              (h)     Tax Certificate.............................................................8
                 SECTION 2.3.         Limited Exception to Section 2.2(a) Condition to Parent's and
                                      Sub's Obligations to Close..................................................8
                 SECTION 2.4.         Conditions to Times Mirror and HOL's Obligations............................9
                              (a)     Representations, Warranties and Covenants...................................9
                              (b)     Certificates of Good Standing...............................................9
                              (c)     Resolutions.................................................................9
                              (d)     Third-Party Consents........................................................9
                              (e)     Recommendation of Board of Directors of Parent..............................9
                              (f)     Ancillary Agreements........................................................9

ARTICLE 3            REPRESENTATIONS AND WARRANTIES OF HOL.......................................................10

                 SECTION 3.1.         Organization and Good Standing of HOL......................................10
                 SECTION 3.2.         Authority..................................................................10
                 SECTION 3.3.         No Breach..................................................................10
                 SECTION 3.4.         Consents and Approvals.....................................................11
                 SECTION 3.5.         Capital Stock of HOL.......................................................11
                 SECTION 3.6.         Equity Interests...........................................................11
                 SECTION 3.7.         Intentionally Omitted......................................................11
                 SECTION 3.8.         No Indebtedness............................................................11
                 SECTION 3.9.         Assets Other Than Real Property............................................11
                 SECTION 3.10.        Real Property..............................................................12
                              (a)     Owned Property.............................................................12
                              (b)     Leased Property............................................................12
                              (c)     Title to Real Property.....................................................12
                 SECTION 3.11.        Intellectual Property......................................................12
                              (a)     Proprietary Rights.........................................................12
                              (b)     Licenses...................................................................13
                              (c)     Trade Secrets..............................................................13
                              (d)     Photographs................................................................13
                              (e)     Domain Names...............................................................13
                              (f)     Claims.....................................................................13
                 SECTION 3.12.        Contracts..................................................................14
                              (a)     Employment, Independent Contractor and Consulting Agreements...............14
                              (b)     Non-Competition Agreements.................................................14
                              (c)     Leases of Real Property....................................................14
                              (d)     Personal Property Leases...................................................14
                              (e)     Supply and Service Agreements..............................................14
                              (f)     Indebtedness...............................................................14
                              (g)     Guarantees.................................................................15

                              (h)     Partnerships and Joint Ventures............................................15
                              (i)     Online Service Agreements..................................................15
                              (j)     Electronic Ticketing and Merchandising Agreements..........................15
                              (k)     Other Agreements...........................................................15
                 SECTION 3.13.        Litigation; Decrees........................................................15
                 SECTION 3.14.        Employee Benefits and Related Matters......................................15
                              (a)     Plans......................................................................15
                              (b)     Compliance with ERISA and the Code.........................................16
                              (c)     Multiemployer Plan Liabilities.............................................16
                              (d)     Accumulated Funding Deficiencies; Liens....................................17
                              (e)     Employee Welfare Benefit Plans.............................................17
                 SECTION 3.15.        Absence of Changes or Events...............................................17
                 SECTION 3.16.        Compliance with Applicable Laws............................................17
                              (a)     General....................................................................17
                 SECTION 3.17.        Environmental Matters......................................................17
                              (a)     Compliance.................................................................17
                              (b)     Hazardous Materials........................................................17
                              (c)     Notices of Certain Environmental Matters...................................18
                              (d)     Definitions................................................................18
                                      (i)   "Hazardous Material..................................................18
                                      (ii)  "Environmental Law...................................................18
                 SECTION 3.18.        Taxes......................................................................18
                              (a)     Definitions................................................................18
                 SECTION 3.19.        Labor Matters..............................................................21
                 SECTION 3.20.        Information Supplied.......................................................21
                 SECTION 3.21.        Insurance..................................................................21
                 SECTION 3.22.        Year 2000..................................................................22
                 SECTION 3.23.        Investor Representations...................................................22
                 SECTION 3.24.        Exemption from Registration, Restricted Securities.........................22

ARTICLE 4            REPRESENTATIONS AND WARRANTIES OF TIMES MIRROR..............................................22

                 SECTION 4.1.         Organization and Good Standing of Times Mirror.............................22
                 SECTION 4.2.         Authority..................................................................22
                 SECTION 4.3.         No Breach..................................................................23
                 SECTION 4.4.         Consents and Approvals.....................................................23
                 SECTION 4.5.         Title to and Transfer of the Shares........................................23
                 SECTION 4.6.         Brokers....................................................................23

ARTICLE 5            REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB............................................24

                 SECTION 5.1.         Organization and Good Standing.............................................24
                 SECTION 5.2.         Authority..................................................................24
                 SECTION 5.3.         No Breach..................................................................24
                 SECTION 5.4.         Consents and Approvals.....................................................24


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                 SECTION 5.5.         Capital Stock of Parent....................................................25
                 SECTION 5.6.         SEC Reports; Financial Statements..........................................26
                 SECTION 5.7.         Information Supplied.......................................................26
                 SECTION 5.8.         Vote Required..............................................................26
                 SECTION 5.9.         Litigation; Decrees........................................................27
                 SECTION 5.10.        Absence of Changes or Events...............................................27
                 SECTION 5.11.        No Prior Activities........................................................27
                 SECTION 5.12.        Brokers....................................................................27
                 SECTION 5.13.        Taxes......................................................................27
                              (a)     Tax Returns and Taxes......................................................27
                              (b)     Tax Claims.................................................................27
                              (c)     Tax Free Reorganization....................................................27

ARTICLE 6            COVENANTS OF HOL AND TIMES MIRROR...........................................................28

                 SECTION 6.1.         Delivery of Year-End Audited Financial Statements..........................28
                 SECTION 6.2.         Access.....................................................................29
                 SECTION 6.3.         Ordinary Conduct...........................................................29
                              (a)     Charter and Bylaws.........................................................30
                              (b)     Dividends..................................................................30
                              (c)     Capital Stock..............................................................30
                              (d)     Employee Matters...........................................................30
                              (e)     Compensation...............................................................30
                              (f)     Indebtedness...............................................................30
                              (g)     Encumbrances...............................................................30
                              (h)     Related-Party Transactions.................................................30
                              (i)     Accounting Policies and Tax Matters........................................30
                              (j)     Acquisitions; Reorganizations..............................................30
                              (k)     Capital Expenditures.......................................................31
                              (l)     Asset Dispositions.........................................................31
                              (m)     Other Actions..............................................................31
                              (n)     Contracts..................................................................31
                              (o)     Agreements.................................................................31
                 SECTION 6.4.         Insurance..................................................................31
                 SECTION 6.5.         No Sale or Pledge..........................................................31
                 SECTION 6.6.         Notice of Breach by Times Mirror or HOL....................................31
                 SECTION 6.7.         No Additional Representations..............................................32

ARTICLE 7            COVENANTS OF PARENT AND SUB.................................................................32

                 SECTION 7.1.         Confidentiality............................................................32
                 SECTION 7.2.         Conduct of Business of Parent..............................................32
                              (a)     Parent Common Stock........................................................32
                              (b)     Dividends..................................................................33
                              (c)     Reorganizations............................................................33


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                              (d)     Charter and Bylaws.........................................................33
                              (e)     Indebtedness...............................................................33
                              (f)     Employment Agreements......................................................33
                              (g)     Other Actions..............................................................33
                              (h)     Parent Rights Agreement....................................................33
                              (i)     Agreements.................................................................33
                 SECTION 7.3.         Meetings of Shareholders...................................................33
                 SECTION 7.4.         Preparation of Proxy Statement.............................................34
                 SECTION 7.5.         No Additional Representations..............................................34
                 SECTION 7.7.         Notice of Breach by Parent or Sub..........................................34

ARTICLE 8            MUTUAL COVENANTS............................................................................34

                 SECTION 8.1.         Cooperation................................................................34
                 SECTION 8.2.         Publicity..................................................................34
                 SECTION 8.3.         Records....................................................................35
                 SECTION 8.4.         Antitrust Notification.....................................................35
                 SECTION 8.5.         Reasonable Efforts; Additional Agreements..................................36
                 SECTION 8.6.         Tax-Free Reorganization....................................................36

ARTICLE 9            TERMINATION; AMENDMENT; WAIVER..............................................................36

                 SECTION 9.1.         Termination................................................................36
                 SECTION 9.2.         Return of Confidential Information.........................................37
                 SECTION 9.3.         Effects of Termination.....................................................37

ARTICLE 10           EMPLOYEE AND RELATED MATTERS................................................................38

                 SECTION 10.1.        Offers of Employment.......................................................38
                 SECTION 10.2.        Continuation of Plans......................................................38
                 SECTION 10.3.        Mutual Cooperation.........................................................38
                              (a)     General....................................................................38
                              (b)     Performance Cycle Bonus Payments...........................................38

ARTICLE 11           INDEMNIFICATION.............................................................................39

                 SECTION 11.1.        Indemnification by Times Mirror............................................39
                 SECTION 11.2.        Indemnification by Parent..................................................39
                 SECTION 11.3.        Adjustments to Losses......................................................40
                 SECTION 11.4.        Termination of Indemnification.............................................40
                 SECTION 11.5.        Procedures Relating to Indemnification for Third Party Claims..............40
                 SECTION 11.6.        Tax Matters................................................................41
                              (a)     Tax Indemnification........................................................41
                              (b)     Preparation of Tax Returns; Payment of Taxes...............................41
                                      (i)   Times Mirror.........................................................41


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                                      (ii)  Parent...............................................................42
                                      (iii) Closing Taxable Year; Allocation for Straddle Year...................43
                              (c)     Refund Claims..............................................................44
                              (d)     Carrybacks.................................................................44
                              (e)     Cooperation with Respect to Taxes..........................................44
                              (f)     Tax Proceedings............................................................44
                              (g)     Claim Period...............................................................45
                              (h)     Termination of Tax Sharing Arrangements....................................46
                 SECTION 11.7.        Exclusive Remedy...........................................................46

ARTICLE 12           MISCELLANEOUS...............................................................................46

                 SECTION 12.1.        Expenses...................................................................46
                 SECTION 12.2.        HOL Acquisition Agreement..................................................46
                 SECTION 12.3.        Assignment.................................................................46
                 SECTION 12.4.        No Third-Party Beneficiaries...............................................46
                 SECTION 12.5.        Notices....................................................................47
                              (a)     if to Parent, Sub or the Surviving Corporation, HOL........................47
                              (b)     if to Times Mirror.........................................................47
                              (c)     if to HOL, prior to the Effective Time.....................................47
                 SECTION 12.6.        Counterparts...............................................................47
                 SECTION 12.7.        Entire Agreement...........................................................48
                 SECTION 12.8.        Severability...............................................................48
                 SECTION 12.9.        Amendment..................................................................48
                 SECTION 12.10.       Extension; Waiver..........................................................48
                 SECTION 12.11.       Dispute Resolution; Equitable Enforcement..................................48
                              (a)     Accounting Disputes........................................................48
                              (b)     Arbitration................................................................48
                              (c)     Equitable Enforcement......................................................49
                 SECTION 12.12.       Interpretation of this Agreement...........................................49
                              (a)     Construction...............................................................49
                              (b)     Knowledge..................................................................50
                              (c)     Governing Law..............................................................50
                              (d)     Headings, Exhibits and Schedules...........................................50
                 SECTION 12.13.       Survival of Representations................................................50
                 SECTION 12.14.       No Consequential or Punitive Damages.......................................50



                                TABLE OF EXHIBITS

Exhibit A................................................Shareholder Agreement
Exhibit B........................................Registration Rights Agreement
Exhibit C............................................Non-Competition Agreement
Exhibit D.....................................................Voting Agreement
Exhibit E.............................Form of Times Mirror/HOL Tax Certificate
Exhibit F...............................Term Sheet of Series E Preferred Stock
Exhibit G..........................Form of Additional Financial Representation



                               TABLE OF SCHEDULES

2.4(d)    Parent Consents
3.1       HOL Foreign Jurisdictions
3.3       HOL Conflicts
3.4       HOL Consents
3.6       Equity Interests
3.9       Certain Liens
3.10(b)   Leased Property
3.11(a)   Intellectual Property
3.11(b)   Licenses
3.11(d)   Domain Names
3.11(e)   Claims
3.12(a)   Employment Agreements
3.12(b)   Non-Competition Agreements
3.12(c)   Leases of Real Property
3.12(d)   Personal Property Leases
3.12(e)   Supply and Service Agreements
3.12(f)   Indebtedness
3.12(g)   Guarantees
3.12(h)   Partnerships and Joint Ventures
3.12(i)   On-line Service Agreements
3.12(j)   Electronic Merchandising Agreements
3.12(k)   Other Agreements
3.13      Litigation; Decrees
3.14(a)   Plans
3.14(b)   Compliance with ERISA and Code
3.14(e)   Employee Welfare Benefit Plans
3.15      Changes or Events
3.18(b)   Tax Claims
5.5(a)    Parent Options and Rights
5.10      Parent Changes or Events
6.3       Conduct of Business of HOL
6.4       HOL Insurance Policies
7.2       Conduct of Business of Parent
10.3      Severance Benefits


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                             TABLE OF DEFINED TERMS

                                                                             Cross Reference
Term                                                                          in Agreement                      Page
----                                                                          ------------                      ----
Accounting Firm............................................................Section 11.6(b)(i)(2).................39
Acquisition Proposal.......................................................Section 6.5...........................29
Affiliated Group...........................................................Section 3.18(a)(i)....................17
Agreement..................................................................Preamble...............................1
Ancillary Agreements.......................................................Section 2.4(f).........................6
Announcement Date..........................................................Section 1.8(a)(ii).....................4
Applicable Laws............................................................Section 3.16(a).......................16
Audited Financial Statements...............................................Section 6.1...........................26
Average Share Price........................................................Section 1.8(a)(ii).....................4
CA Agreement of Merger.....................................................Section 1.2............................2
Cash Merger Consideration..................................................Section 1.8(a)(i)......................3
CGCL.......................................................................Section 1.1............................1
Closing Date...............................................................Section 1.3............................2
Closing....................................................................Section 1.3............................2
Code.......................................................................Recitals...............................1
Common Stock Merger Consideration..........................................Section 1.8(a)(i)......................3
Confidentiality Agreement..................................................Section 6.2...........................27
Contracts..................................................................Section 3.12..........................12
DGCL.......................................................................Section 1.1............................1
DOJ........................................................................Section 8.4...........................32
Effective Time.............................................................Section 1.2............................2
Employment Agreements......................................................Section 10.3.(b)......................35
Enforceability Exceptions..................................................Section 3.2............................9
Environmental Law..........................................................Section 3.16(d)(ii)...................16
ERISA Affiliate............................................................Section 3.14(a).......................14
ERISA......................................................................Section 3.14(b).......................15
Excess Share Amount........................................................Section 1.8(a)(i)......................3
Exchange Act...............................................................Section 5.5(b)........................24
FTC........................................................................Section 8.4...........................32
Hazardous Material.........................................................Section 3.16(d)(i)....................16
HOL Material Adverse Effect................................................Section 3.1............................8
HOL Plan...................................................................Section 3.14(a).......................14
HOL........................................................................Preamble...............................1
HSR Act....................................................................Section 2.1(a).........................5
indemnified party..........................................................Section 11.5..........................36
Knowledge..................................................................Section 12.12(b)......................46
Leased Properties..........................................................Section 3.10(b).......................10
Losses.....................................................................Section 2.3............................7
Merger Certificate.........................................................Section 1.2............................2
Merger Consideration.......................................................Section 1.8(a)(i)......................3


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Merger.....................................................................Section 1.1............................1
NATO Agreement.............................................................Section 3.12(h).......................13
Parent Common Stock Price..................................................Section 1.8(a)(ii).....................4
Parent Common Stock........................................................Section 1.8(a)(i)......................3
Parent Material Adverse Effect.............................................Section 5.1...........................22
Parent Preferred Stock.....................................................Section 5.5(a)........................23
Parent Rights Agreement....................................................Section 5.5(a)........................23
Parent Rights..............................................................Section 5.5(a)........................23
Parent SEC Reports.........................................................Section 5.6(a)........................24
Parent Shareholders........................................................Recitals...............................1
Parent.....................................................................Preamble...............................1
Performance Cycle Amount...................................................Section 10.3.(b)......................35
Permitted Liens............................................................Section 3.9...........................10
Plans......................................................................Section 3.14(a).......................14
Preferred Stock Merger Consideration.......................................Section 1.8(a)(i)......................3
Proxy Statement............................................................Section 3.20..........................20
Records....................................................................Section 8.3...........................32
Reduced Common Stock Merger Consideration..................................Section 1.8(a)(i)......................3
Related Corporation........................................................Section 5.13(c)(i)....................25
SEC........................................................................Section 5.6(a)........................24
Securities Act.............................................................Section 5.6(a)........................24
Share......................................................................Section 1.8(a)(i)......................2
Sub........................................................................Preamble...............................1
Surviving Corporation......................................................Section 1.1............................1
Tax Proceeding.............................................................Section 11.6(f)(i)....................41
Tax Return.................................................................Section 3.18(a)(iii)..................17
Taxes......................................................................Section 3.18(a)(ii)...................17
Third-Party Claim..........................................................Section 11.5..........................37
Times Mirror Plan..........................................................Section 3.14(a).......................14
Times Mirror...............................................................Preamble...............................1
Year 2000 Compliant........................................................Section 3.22..........................20


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of January 10, 1999 is by and among THE TIMES MIRROR COMPANY, a Delaware corporation, ("Times Mirror"), HOLLYWOOD ONLINE INC., a California corporation and a wholly owned subsidiary of Times Mirror ("HOL"), BIG ENTERTAINMENT, INC., a Florida corporation ("Parent"), and BIG ACQUISITION CORP., a Delaware corporation ("Sub").

                                    RECITALS

         WHEREAS the Boards of Directors of HOL, Parent and Sub have each (i) determined that the Merger (as defined below) is fair and in the best interests of their respective stockholders and (ii) approved the Merger and the issuance by Parent of shares of Parent Common Stock and Series E Preferred Stock, if any (each as defined below), to Times Mirror, upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, concurrently with the execution of this Agreement, each of Mitchell Rubenstein, Laurie S. Silvers, Martin H. Greenberg and Tekno Simon, LLC (collectively, the "Parent Shareholders") has entered into a Voting Agreement with Times Mirror, pursuant to which each Parent Shareholder has agreed to approve the issuance by Parent of shares of Parent Common Stock and Series E Preferred Stock, if any, to Times Mirror pursuant to the Merger as contemplated by this Agreement, if approval of Parent's shareholders of such issuance is required by NASDAQ rules or regulations;

         WHEREAS for federal income tax purposes it is intended that the Merger qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and
(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, HOL, Parent and Sub desire that the Merger and the other transactions contemplated herein be consummated upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, Times Mirror, HOL, Parent and Sub hereby agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         SECTION 1.1. The Merger. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the California General Corporation Law (the "CGCL") and the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into HOL (the "Merger"). Following the Merger, HOL shall continue as the surviving corporation

(the "Surviving Corporation") and the separate corporate existence of Sub shall cease.

         SECTION 1.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, (a) an agreement of merger and accompanying officers' certificates (together, the "CA Agreement of Merger") shall be duly executed and acknowledged by Parent, Sub and HOL and thereafter delivered to the Secretary of State of the State of California for filing pursuant to the CGCL on the Closing Date (as defined in Section 1.3), and (b) a Certificate of Merger (the "Merger Certificate") shall be duly executed and acknowledged by HOL and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to the DGCL on the Closing Date. The Merger shall become effective at such time as a properly executed copy of the CA Agreement of Merger is duly filed with the Secretary of State of the State of California in accordance with the CGCL, or such later time as HOL and Sub may agree upon and set forth in the CA Agreement of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

         SECTION 1.3. Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the first business day following the satisfaction or waiver of the conditions set forth in Section 2.1 below, at such place as the parties shall mutually agree in writing, unless another time or date is agreed to in writing by the parties hereto.

         SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in the CGCL and the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time the Surviving Corporation shall succeed to all the rights and property of Sub and HOL and shall be subject to all the debts and liabilities of Sub and HOL.

         SECTION 1.5. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of HOL in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 1.6. Directors. The directors of Sub at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

         SECTION 1.7. Officers. The officers of Sub at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

         SECTION 1.8.  Aggregate Consideration.

                  (a)      Merger Consideration.

                           (i) Conversion of Shares. At the Effective Time, all of the shares of common stock, no par value, of HOL (individually a "Share" and collectively the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares held in HOL's treasury, which shall be canceled as provided in Section 1.8(c)) shall, by virtue of the Merger and without any action on the part of Sub, HOL or the holder thereof, be converted into and shall become a number of fully paid and nonassessable shares of common stock, $.01 par value per share, of Parent ("Parent Common Stock") equal to the quotient of (A) the aggregate amount of thirty-one million dollars ($31,000,000) divided by (B) the Parent Common Stock Price (as defined below) (the "Common Stock Merger Consideration");

                                    (1) provided, however, that in the event
         that, pursuant to such calculation, the Shares would be converted into and would become a number of shares of Parent Common Stock that would be, for equity accounting purposes, in excess of 19.9% of the fully diluted voting stock of Parent (which outstanding voting capital stock shall include, for purposes of this calculation, such shares of Parent Common Stock that would comprise the Common Stock Merger Consideration), then the number of shares of Parent Common Stock that would comprise the Common Stock Merger Consideration shall be reduced by such excess number of shares (such excess number of shares, the "Excess Share Amount") of Parent Common Stock (such remaining share amount, the "Reduced Common Stock Merger Consideration"). In such event, the Shares shall, by virtue of the Merger and without any action on the part of Sub, HOL or the holder thereof, be converted into and shall become a number of fully paid and nonassessable shares of Parent Common Stock equal to the sum of the Reduced Common Stock Merger Consideration plus a number of fully paid and nonassessable shares of Series E Preferred Stock (as defined below) having an aggregate initial liquidation preference equal to the product of (x) the Excess Share Amount multiplied by (y) the Parent Common Stock Price (such number of shares of Series E Preferred Stock, the "Preferred Stock Merger Consideration");

                                    (2) provided, further, however, that in no
         event shall the Shares be converted into a number of shares of Series E Preferred Stock that would have an aggregate initial liquidation preference in excess of six million dollars ($6,000,000);

                                    (3) provided, still further, however, that
         in the event the number of shares of Series E Preferred Stock that would comprise the Preferred Stock Merger Consideration would have an aggregate initial liquidation preference of one million dollars ($1,000,000) or less (such dollar amount, the "Cash Merger Consideration"), then, at the option of Parent, the Shares shall, by virtue of the Merger and without any action on the part of Sub, HOL or the holder thereof, be converted into and shall become the sum of a number of fully paid and nonassessable shares of Parent Common Stock equal to the Reduced Common Stock Merger Consideration plus the Cash Merger Consideration (such numbers of shares of Parent Common Stock, Series E Preferred Stock (if any) and Cash Merger Consideration (if any) that the Shares are converted into and become, pursuant to this
         Section 1.8(a)(i), the "Merger Consideration.")

                                    (4) provided, still further, however, that
         in the event that, pursuant to the calculation of the Common Stock Merger Consideration pursuant to this Section 1.8(a)(i), the Shares would be converted into and would become a number of shares of Parent Common Stock that would be equal to or in excess of 20% of the issued and outstanding common stock of Parent or the voting power of Parent immediately prior to the Effective Time and the aggregate Parent Common Stock Price of the excess shares would be equal to one million dollars ($1,000,000) or less, then, at the option of Parent, the Shares shall, by virtue of the Merger and without any action on the part of Sub, HOL or the holder thereof, be converted into and shall become the sum of a number of fully paid and nonassessable shares of Parent Common Stock equal to 19.9% of the issued and outstanding common stock of Parent or the voting power of Parent immediately prior to the Effective Time plus an amount in cash equal to the product of (x) the number of excess shares multiplied by (y) the Parent Common Stock Price.

                                    (5) For purposes of this Agreement, "Series
         E Preferred Stock" means that series of preferred stock with such terms as are set forth on Exhibit F hereto and such other terms as are mutually acceptable to the parties hereto. Unless the context otherwise requires, each reference in this Agreement to shares of Parent Common Stock shall include the associated Parent Rights. Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class of capital stock or other securities or property of Parent or any other person by reason of any stock dividend, other distribution, subdivision, reclassification, recapitalization, split, combination or exchange of shares of Parent Common Stock (whether by merger or consolidation, sale of all or substantially all of Parent's assets, spin-off or another business combination), then the Merger Consideration contemplated by this Agreement shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                  (ii) Parent Common Stock Price. The "Parent Common Stock Price" shall be equal to, with respect to one share of Parent Common Stock, the average of the per share closing bid prices (the "Average Share Price") of Parent Common Stock on the NASDAQ SmallCap Market for the fifteen (15) trading days ending on the third trading day immediately preceding, and the fifteen (15) trading days beginning on the third trading day immediately following, the date (the "Announcement Date") on which Parent and Times Mirror publicly announce the proposed Merger; provided, however, that, in no event may the Average Share Price exceed $17.5289 or be less than $8.4499.

                  (b) Conversion of Stock of Sub. At the Effective Time, each outstanding share of the common stock, par value $.01 per share, of Sub shall be converted into one share of common stock, no par value, of the Surviving Corporation.

                  (c) Cancellation of Treasury Shares. At the Effective Time, each Share held in the treasury of HOL shall, by virtue of the Merger and without any action on the part of Sub, HOL or the holder thereof, be canceled, retired and cease to exist and no shares of Parent Common Stock or other consideration shall be delivered with respect thereto.

                  SECTION 1.9.  Exchange of Certificates.

                  (a) Delivery of Certificates Representing Merger Consideration. At the Effective Time, Parent shall deliver to Times Mirror in exchange for certificates representing the outstanding Shares (i) certificates representing the number of shares of Parent Common Stock to be delivered pursuant to Section 1.8(a) and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock as contemplated by Section 1.9(c).

                  (b) Delivery of Certificates Representing Shares. At the Effective Time, Times Mirror shall deliver to Parent for cancellation in accordance with this Article 1 certificates representing the outstanding Shares.

                  (c) Fractional Shares. No fractions of a share of Parent Common Stock shall be issued in the Merger. In lieu thereof, in the event that Times Mirror would otherwise be entitled to a fraction of a share of Parent Common Stock, Times Mirror shall, upon surrender of its certificate or certificates representing outstanding Shares, be entitled to receive an amount of cash (without interest) determined by multiplying the Average Share Price by the fractional share interest to which Times Mirror would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities which would otherwise be caused by the issuance of fractional shares.

                  (d) Effect of Exchange. All shares of Parent Common Stock delivered upon the surrender of certificates representing Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.9(c)) shall be deemed, to the fullest extent permitted by Applicable Law, to have been delivered in full satisfaction of all rights pertaining to such Shares, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time.

                                    ARTICLE 2

                      CONDITIONS TO CONSUMMATION OF MERGER

         SECTION 2.1. Conditions to All Parties' Obligations. The respective obligations of the parties hereto to consummate the Merger shall be subject to the satisfaction (or waiver by each party) as of the Effective Time of the following conditions:

                  (a) HSR Act; Other Governmental Approvals. Any waiting period applicable to the consummation of the Merger contemplated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") shall have expired or have been terminated, and any other notices, registrations, consents, approvals or authorizations to or of any federal, state or foreign governmental authority with respect to the Merger shall have been either filed, in the case of notices or registrations, or received, in the case of consents, approvals and authorizations.

                  (b) No Order. No federal, state or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which remains in effect, and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

                  (c) Shareholder Approval. The issuance by Parent of the shares of Parent Common Stock and Series E Preferred Stock to Times Mirror pursuant to this Agreement shall have been approved by the requisite vote, if any, of the shareholders of Parent in accordance with any Applicable Laws and/or NASDAQ rules or regulations.

                  (d) Proxy Statement. In the event that NASDAQ rules or regulations would require the approval by the shareholders of Parent with respect to the issuance by Parent of shares of Parent Common Stock and Series E Preferred Stock, the definitive Proxy Statement shall have been mailed to shareholders of Parent in compliance with the Exchange Act.

         SECTION 2.2. Conditions to Parent's and Sub's Obligations. The obligations of Parent and Sub to consummate the Merger are subject to the satisfaction (or waiver by each of Parent and Sub) as of the Effective Time of the following conditions:

                  (a) Representations, Warranties and Covenants. Subject to
Section 2.3, the representations and warranties of each of HOL and Times Mirror made in this Agreement, the Ancillary Agreements and any certificate or document required to be delivered by Times Mirror or HOL pursuant to the terms of this Agreement and not qualified as to materiality or HOL Material Adverse Effect shall be true and correct in all material respects and those representations and warranties of each of HOL and Times Mirror so qualified shall be true and correct in all respects, in each case as of the date of this Agreement, and each of HOL and Times Mirror shall have performed or complied with, or shall have caused to be performed or complied with, in all material respects all obligations and covenants required by this Agreement, the Ancillary Agreements and any certificate or document required to be delivered by Times Mirror or HOL pursuant to the terms of this Agreement to be performed or complied with by HOL and Times Mirror by the Effective Time.

                  (b) Certificates of Good Standing. Parent and Sub shall have received (i) from HOL and Times Mirror, certificates as to HOL and Times Mirror, respectively, issued by the appropriate governmental authority of the state of incorporation of each of HOL and Times Mirror, and (ii) from HOL, certificates as to HOL issued by the appropriate governmental authority of each of the states set forth on Schedule 3.1, evidencing its good standing in such jurisdiction or state as of a date not more than ten days prior to the Effective Time (such good standing to be reaffirmed by bring-down telegram or other official means on the Closing Date).

                  (c) Resolutions. Parent and Sub shall have received (i) from HOL certified copies of resolutions duly adopted by the Board of Directors of HOL authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby and (ii) from Times Mirror certified copies of its general standing resolutions duly adopted by the Board of Directors of Times Mirror authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby and
(iii) from Times Mirror certified copies of resolutions acting in its capacity as the sole shareholder of HOL approving this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, and all such resolutions shall not have been revoked and shall remain in full force and effect as of the Effective Time.

                  (d) Third-Party Consents. HOL and Times Mirror shall have obtained in writing any material third-party consents required under any of the Contracts that are indicated with an asterisk on Schedule 3.4.

                  (e) NATO Agreement. The NATO Agreement shall be in full force and effect in accordance with its terms as of the date hereof, HOL shall not be in default thereunder, there shall not be any event or circumstance that would have, or could be reasonably expected to have, a material adverse effect on HOL's rights and obligations thereunder or give rise to any right of termination, cancellation or non-renewal of any other party thereto and there shall not otherwise have been any material adverse change to HOL's rights and obligations thereunder.

                  (f) Domain Names. The domain name "hollywood.com" as registered with InterNIC/Network Solutions, Inc. shall be valid and in full force and effect and no event or circumstance shall have occurred in respect of such domain name which would have, or could reasonably be expected to have, a material adverse effect on HOL's use and enjoyment thereof.

                  (g) Ancillary Agreements. Each of the Shareholder Agreement and the Non-Competition Agreement shall have been executed and delivered by the parties thereto, substantially in the forms of Exhibit A and Exhibit C, respectively.

                  (h) Tax Certificate. Each of Times Mirror and HOL shall have delivered a certificate in the form attached hereto as Exhibit E (i) at the time of the filing of the definitive form of Proxy Statement and (ii) at the Closing.

         SECTION 2.3. Limited Exception to Section 2.2(a) Condition to Parent's and Sub's Obligations to Close. The language of Section 2.2(a) notwithstanding, the condition to the obligations of Parent and Sub to consummate the Merger contained in Section 2.2(a) shall be deemed to be satisfied notwithstanding any inaccuracy or breach in the representations, warranties or covenants that otherwise are required to be true and correct as provided in such Section 2.2(a) if, 5 business days prior to the Effective Time, Times Mirror delivers to Parent and Sub a certificate (which certificate shall be reaffirmed by a like certificate delivered at the Effective Time) dated as of the Effective Time signed by the chief financial officer of Times Mirror that sets forth (i) the reasonable details of any such inaccuracy or breach; (ii) a firm undertaking by Times Mirror to indemnify Parent and Sub for any and all damage, loss (including any diminution in the value of HOL as of the date of this Agreement), liability, claim, penalty, judgment, assessment, cost and expense of any kind (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) (collectively, "Losses") that may arise from any such inaccuracy or breach; and (iii) the amount of the Losses resulting from any such inaccuracy or breach and the basis for the determination thereof, accompanied by a cash payment (which shall be by wire transfer of immediately available funds) in the amount of such Losses; provided, however, that (a) such condition shall not be deemed to be satisfied by the delivery of such certificate if the aggregate amount of such Losses is reasonably expected to be $3,100,000 or more; (b) Times Mirror shall not have any liability for the amount of such Losses unless the aggregate amount thereof exceeds, on a cumulative basis, an amount equal to $1,000,000, in which case Times Mirror shall be responsible only for the amount of such Losses in excess of $1,000,000; and (c) this Section 2.3 shall not apply to (x) any Losses with respect to the matters for which Parent is entitled to indemnification under Sections 11.1 and 11.6, (y) any breach by Times Mirror or HOL of the covenants set forth in Sections 6.1, 6.3, 6.5, 6.6, 8.5(c), 8.6 and
11.6 and (z) any inaccuracy or breach of any representation and warranty or covenant covered by this Section 2.3 that arises from fraud or willful misconduct on the part of either Times Mirror, HOL or any of their respective officers, directors, employees or agents. In the absence of such fraud or willful misconduct, the remedy contained in this Section 2.3 shall constitute the sole and exclusive remedy after the Closing of Parent and Sub with respect to any inaccuracy in or breach of any representation and warranty or covenant of Times Mirror or HOL specified in any certificate delivered by Times Mirror pursuant to this Section 2.3 (unless excluded from the coverage of this Section 2.3). In addition, if the amount of any of the Losses specified in such certificate is reasonably expected to be $3,100,000 or more, Parent may, in its sole discretion, elect to deem such condition to be satisfied by the delivery of such certificate and the accompanying payment referred to in the first sentence of this Section 2.3.

         Notwithstanding the foregoing, Parent shall have the right to object in writing to Times Mirror's statement of the amount of any Losses set forth in any certificate delivered pursuant to this Section 2.3 within five business days of the Effective Time. If any such objection is not resolved by Times Mirror and Parent within five days of the date of such written objection, such dispute shall be resolved by submitting it to arbitration in accordance with Section 12.11(b).

         SECTION 2.4. Conditions to Times Mirror's and HOL's Obligations. The obligations of Times Mirror and HOL to consummate the Merger are subject to the satisfaction (or waiver by each of Times Mirror and HOL) as of the Effective Time of the following conditions:

                  (a) Representations, Warranties and Covenants; Officers' Certificates. The representations and warranties of each of Parent and Sub made in this Agreement and not qualified as to materiality or Parent Material Adverse Effect shall be true and correct in all material respects, and those representations and warranties of each of HOL and Times Mirror so qualified shall be true and correct in all respects, in each case as of the date of this Agreement, and each of Parent and Sub shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Parent or Sub by the Effective Time.

                  (b) Certificates of Good Standing. HOL and Times Mirror shall have received certificates as to Parent and Sub, respectively, issued by the appropriate governmental authority of the jurisdiction of incorporation of each of Parent and Sub evidencing its good standing in such jurisdiction as of a date not more than ten days prior to the Effective Time (such good standing to be reaffirmed by bring-down telegram or other official means on the Closing Date).

                  (c) Resolutions. HOL and Times Mirror shall have received from
(i) Parent certified copies of resolutions duly adopted by the Board of Directors of Parent authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, (ii) Sub certified copies of resolutions duly adopted by the Board of Directors of Sub authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby and (iii) Parent certified copies of resolutions acting in its capacity as the sole shareholder of Sub approving this Agreement and each of the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, and all such resolutions shall not have been revoked and shall remain in full force and effect as of the Effective Time.

                  (d) Third-Party Consents. Parent shall have obtained in writing any material third-party consents required under any of the contracts to which Parent is a party that are indicated with an asterisk on Schedule 2.4(d).

                  (e) Recommendation of Board of Directors of Parent. If such shareholder approval is required by NASDAQ rules and regulations, Parent, through its Board of Directors, shall have recommended to its shareholders (via the Proxy Statement) that such shareholders approve the issuance of shares of Parent Common Stock to Times Mirror pursuant to this Agreement.

                  (f) Ancillary Agreements. Each of the Shareholders Agreement and the Registration Rights Agreement shall have been executed and delivered by the parties thereto, substantially in the forms of Exhibit A and Exhibit B, respectively (such agreements, together with the Non-Competition Agreement and the Voting Agreement in the form of Exhibit D, the "Ancillary Agreements").

                                    ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF HOL

         HOL hereby represents and warrants to each of Parent and Sub as follows:

         SECTION 3.1. Organization and Good Standing of HOL. HOL is a corporation duly organized and validly existing under the laws of the State of California. HOL has all requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which would not have a material adverse effect on the business, assets, properties, liabilities, financial or other condition or results of operations of HOL (such effects, taken individually or in the aggregate, an "HOL Material Adverse Effect"). HOL is duly qualified and in good standing to do business in the jurisdictions set forth on Schedule 3.1, which jurisdictions constitute each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure be so qualified or in good standing would not have an HOL Material Adverse Effect.

         SECTION 3.2. Authority. HOL has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. All necessary corporate action required to have been taken by or on behalf of HOL by Applicable Law or its charter documents has been taken to authorize (a) the approval, execution and delivery on behalf of HOL of this Agreement and each Ancillary Agreement to which it is a party and (b) the performance by HOL of its obligations under this Agreement and each Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement and each Ancillary Agreement to which it is a party constitutes a valid and binding agreement of HOL, enforceable against it in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers and (ii) for the limitations imposed by general principles of equity (the foregoing exceptions set forth in clauses (i) and (ii) being referred to as the "Enforceability Exceptions").

         SECTION 3.3. No Breach. The execution and delivery by HOL of this Agreement and each Ancillary Agreement to which it is a party do not, and the consummation of the transactions to which HOL is a party contemplated hereby will not, (a) violate or conflict with the Articles of Incorporation or bylaws of HOL or (b) except as set forth on Schedule 3.3 hereto, constitute a material breach or default under, or give rise to any, third-party right of termination, cancellation, modification or acceleration under, or result in the creation of any material lien under, any contract that HOL is a party to or any contract or arrangement by which HOL or its assets are bound, or (ii) violate or conflict with any Applicable Law, assuming that the consents contemplated by Section 3.4 are obtained and in effect.

         SECTION 3.4. Consents and Approvals. Except for (a) the filing and recordation of the Merger Certificate as required by the DGCL and of the CA Agreement of Merger as required by the CGCL and (b) filings, permits, notifications, registrations, authorizations, consents and approvals as may be required under applicable requirements of the HSR Act and Applicable Law, neither the execution and delivery by HOL of this Agreement or any Ancillary Agreement to which it is a party nor the consummation of the transactions to which HOL is a party contemplated hereby and thereby will require any consent, approval, authorization or permit of, or filing with or notification to, or registration with, any federal, state or foreign governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing, registration or notification,
(A) would not materially impair HOL from performing its obligations under this Agreement and (B) would not have an HOL Material Adverse Effect.

         SECTION 3.5. Capital Stock of HOL. The authorized capital stock of HOL consists of one thousand (1,000) shares of common stock, no par value, of which one hundred thirty-three and three hundred thirty-four one thousandth (133.334) shares, constituting the Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable. Except for the Shares, there are no shares of capital stock or other equity securities of HOL outstanding. The Shares have not been issued in violation of, and none of the Shares is subject to, any preemptive or subscription rights. Except as may exist under the agreements listed on Schedule 3.12(a), there are no outstanding warrants, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which HOL is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of HOL, and no equity securities of HOL are reserved for issuance for any purpose. Other than this Agreement, the Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, registration, dividend rights or disposition of the Shares or any other securities exchangeable or exercisable for or convertible into Shares or any other capital stock of HOL.

         SECTION 3.6. Equity Interests. Except as set forth on Schedule 3.6, HOL does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other entity.

         SECTION 3.7.  Intentionally Omitted.

         SECTION 3.8. No Indebtedness. As of the date hereof and as of the Effective Time, HOL shall not have any indebtedness of any kind, other than liabilities (but not indebtedness for borrowed money) under the NATO Agreement, the Water Garden office lease, the Contracts as set forth in Schedules 3.12(a) through 3.12(k) and in connection with any accrued vacation benefits or sick pay with respect to any employee of HOL.

         SECTION 3.9. Assets Other Than Real Property. HOL has good title to all of its assets and properties, tangible or intangible, free and clear of all mortgages, liens, security interests or other encumbrances of any nature whatsoever, except (a) such as are disclosed on Schedule 3.9 and (b) Permitted

Liens. For purposes of this Agreement, "Permitted Liens" shall mean (i) mechanics', carriers', workmen's, warehousemen's, repairmen's or other like liens arising in the ordinary course of business, (ii) liens arising under the original purchase price conditional sale contracts and equipment leases with third parties entered into in the ordinary course, (iii) liens for Taxes and other governmental obligations not yet due and payable or which thereafter may be paid without penalty and (iv) other imperfections of title, restrictions or encumbrances, if any, which liens, imperfections of title, restrictions or other encumbrances do not materially impair the continued use in the business of the respective owner thereof and operation of the specific assets to which they relate.

         This Section 3.9 does not relate to real property or interests in real property, which are the subject of Section 3.10, or to intellectual property, which is the subject of Section 3.11.

         SECTION 3.10.  Real Property.

                  (a) Owned Property.  HOL does not own any real property.

                  (b) Leased Property. Schedule 3.10(b) sets forth a true and complete list of all real property and interests in real property leased by HOL ("Leased Properties") and identifies any leases relating to the Leased Properties, each as amended to date (true and complete copies of which leases, as so amended, have heretofore been made available to Parent). HOL has not received any written notices of any violations of Applicable Laws relating to the Leased Properties. No work has been performed or is in progress at, and no materials have been furnished with respect to, the Leased Properties or any portion thereof which might give rise to mechanics', materialmens' or other similar liens.

                  (c) Title to Real Property. HOL has good and marketable title to the leasehold estates in all Leased Properties, free and clear of all mortgages, liens, security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (i) Permitted Liens,
(ii) easements, covenants, rights-of-way and other similar restrictions of record and (iii) (A) zoning, building and other similar restrictions, (B) mortgages, liens, security interests or encumbrances that have been placed by any developer, landlord or other third party on property over which HOL has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (C) unrecorded easements, covenants, rights-of-way or other similar restrictions, none of which items set forth in clauses (A), (B) and (C) above materially impairs the continued use in the business of HOL and the operation of the property to which they relate.

         SECTION 3.11.  Intellectual Property.

                           (a) Proprietary Rights. Schedule 3.11(a) sets forth a true and complete list of trademarks, trade names and service marks and applications therefor and all patents (if any), copyrights and applications therefor that are registered or filed in the name of HOL or are otherwise material to HOL's business as presently conducted and all other licenses or other like rights relating to intellectual property of any kind that are material to the operation of HOL's business (the "Intellectual Property"). Except as set forth on Schedule 3.11(a), as to Intellectual Property owned by HOL, HOL has valid title and ownership, free and clear of any liens or claims of third parties and, as to Intellectual Property licensed for use in HOL's business, HOL has the valid right to use such Intellectual Property in accordance with the terms of any such licenses.

                  (b)      Licenses.

                           (i) Except for the licenses as disclosed in Schedule 3.11(b), or pursuant to a Contract identified on Schedule 3.12(k), if any, HOL has not licensed to any third party the right to use or exploit any of the Intellectual Property or any portion thereof in any jurisdiction in a manner that is material, individually or in the aggregate.

                           (ii) Any video, audio, text, still photograph, logo or title or any other material or other Intellectual Property (other than music, recording, mechanical or performance rights) owned by any third party and used in the operation of the business of HOL prior to the Effective Time was obtained by HOL under either a written or an oral license to HOL from the owner or agent of any such material, which licenses are, to HOL's Knowledge in the case of oral licenses only, binding and enforceable and, the use of all such licenses prior to the Effective Time by HOL has not violated the express or implied terms of any such written or oral license in any material respect. Notwithstanding anything to the contrary contained in this Section 3.11, HOL makes no warranty that it has any title to or ownership rights in any studio-provided materials and the right to use such materials after the conclusion of a film's theatrical release.

                  (c) Trade Secrets. HOL has at all times exercised reasonable precautions to maintain the confidentiality of its information that derives economic value, actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use.

                  (d) Photographs. HOL employs a staff photographer who takes pictures for use on HOL's website, and HOL has full title and ownership of all such photographs.

                  (e) Domain Names. HOL has registered each of the domain names set forth on Schedule 3.11(d) with InterNIC/Network Solutions, Inc. and each of such registrations is valid and in full force and effect.

                  (f)      Claims.

                           (i) Except as set forth on Schedule 3.11(f), no claims are pending or, to the Knowledge of HOL, threatened against HOL by any person with respect to the ownership, validity, enforceability or use of any Intellectual Property or otherwise challenging or questioning the validity or effectiveness of any Intellectual Property, except for any such claim that would not have an HOL Material Adverse Effect. Except as set forth on Section 3.11(f), no claims are pending or, to the Knowledge of HOL, threatened against HOL by any person in which such person alleges that any activities or conduct of business of HOL infringes upon the intellectual property rights, moral rights or rights of publicity of any third party.

                           (ii) Except as set forth on Schedule 3.11(f), no past or present officer, employee or consultant of HOL has a basis for claiming an ownership interest (a material ownership interest as to any consultant only) in any of the processes, software or products used in the operation of the business of HOL as a result of having been involved in the development of such process, software or product while employed by or consulting to HOL.

         SECTION 3.12. Contracts. Schedules 3.12(a) through 3.12(k) set forth a true and complete list of all material contracts to which HOL is a party (together with the leases related to the Leased Properties, "Contracts"), including but not limited to the following (true and complete copies of which, each as currently in effect, have been heretofore made available to Parent):

                  (a) Employment, Independent Contractor and Consulting Agreements. (i) Any employment agreement, employment contract or any agreement or contract providing for the payment of any "phantom" stock rights or severance compensation or for the provision, vesting and/or acceleration of any employee benefits following a change of ownership or control of HOL and (ii) any independent contractor or consulting agreement that has an aggregate liability after the Effective Time in excess of $25,000 and is not terminable by notice of less than 60 calendar days;

                  (b) Non-Competition Agreements. Except as set forth on
Schedule 3.12(b), any covenant or agreement that restricts the ability of HOL to compete in any line of business in any place in the world;

                  (c) Leases of Real Property. Any lease under which HOL is a lessor or sublessor of, or makes available for use by any third party, any Real Property;

                  (d) Personal Property Leases. Any lease under which (i) HOL is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by a third party or (ii) HOL is a lessor or sublessor of, or makes available for use by any third party, any tangible personal property owned or leased by HOL, in any such case which has an aggregate liability after the Effective Time in excess of $25,000 and is not terminable by notice of less than 60 calendar days;

                  (e) Supply and Service Agreements. Any continuing agreement or contract for the future purchase by HOL of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice) or any advertising agreement or arrangement, in any such case which has an aggregate liability after the Effective Time in excess of $25,000 and is not terminable by notice of less than 60 calendar days;

                  (f) Indebtedness. Any agreement or contract under which HOL has borrowed or loaned any money or issued any note, bond, indenture or other evidence of indebtedness or directly or indirectly guaranteed indebtedness, liabilities or obligations of others (other than endorsements for the purpose of collection in the ordinary course of business), or any other note, bond, indenture or other evidence of indebtedness;

                  (g) Guarantees. Any agreement or contract under which Times Mirror or any other person has directly or indirectly guaranteed indebtedness, liabilities or obligations of HOL and any guarantees by HOL or similar contracts obligating HOL for the indebtedness of any person;

                  (h) Partnerships and Joint Ventures. The First Amended and Restated Master NATO Agreement dated as of April 15, 1996, by and between HOL, Times Mirror and the National Association of Theatre Owners, Inc., a New York not-for-profit corporation, and any Exhibitor Services Agreement entered into in connection therewith (together, the "NATO Agreement"), and any other partnership agreement or other joint venture agreement to which HOL is a party;

                  (i) Online Service Agreements. Any agreement or contract under which any third party has agreed to provide HOL with online services;

                  (j) Electronic Ticketing and Merchandising Agreements. Any agreement or contract under which HOL provides online ticketing and merchandising services; and

                  (k) Other Agreements. Any other agreement, contract, lease, license (including Intellectual Property licenses), commitment or instrument to which HOL is a party or by or to which the assets or business of HOL is bound or subject, which in any case has an aggregate liability after the Effective Time in excess of $25,000, and is not terminable by notice of less than 60 calendar days (other than purchase contracts and orders for inventory in the ordinary course of business, consistent with past practice).

Except as disclosed on Schedules 3.12(a) through 3.12(k) or the other schedules hereto, each of Times Mirror and HOL has performed in all material respects all obligations required to be performed by it to date under the Contracts to which it is a party and it is not in breach or default in any material respect thereunder and, to the Knowledge of HOL, no other party to any of the Contracts is in breach or default in any material respect thereunder.

         SECTION 3.13. Litigation; Decrees. Schedule 3.13 sets forth a list, as of the date of this Agreement, of all pending and, to the Knowledge of HOL, threatened lawsuits or claims by or against HOL or otherwise involving HOL or its properties, assets, operations or business. Except as disclosed on Schedule 3.13, HOL is not in default under any judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to HOL or its properties, assets, operations or business.

         SECTION 3.14.  Employee Benefits and Related Matters.

                  (a) Plans. Schedule 3.14(a) sets forth each employee pension, retirement, profit sharing, stock bonus, stock option, stock purchase, incentive, deferred compensation, medical, dental, vision, life insurance, accidental death and dismemberment insurance, business travel insurance, vacation pay, salary continuation, sick pay, disability, severance, golden parachute or other plan, fund, program, policy, contract or arrangement (including any contracts or agreements with certain employees of HOL that relate to the transactions contemplated by this Agreement) providing employee benefits that is maintained or contributed to by Times Mirror or HOL in which any HOL personnel have participated or under which any HOL personnel have accrued and remain entitled to any benefits (the "Plans"). Each Plan covering only HOL personnel and which is sponsored by HOL (an "HOL Plan") is identified as such on
Schedule 3.14(a). Each Plan not so identified shall, for purposes of this Agreement, be referred to as a "Times Mirror Plan." None of the HOL Plans are subject to Title IV of ERISA. HOL has made available to Parent true, complete and correct copies of (i) each Plan (or, in the case of any unwritten Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the IRS with respect to each Plan (if any such report was required), (iii) the most recent summary plan description for each Plan for which such a summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Plan. Neither HOL nor any corporation or trade or business (whether or not incorporated) which would be treated as a member of the controlled group including HOL under Sections 414(b), (c), (m) and (o) of the Code or Section 4001(a)(14) of ERISA (as defined in Section 3.14(b)) (an "ERISA Affiliate") would be liable for any amount pursuant to Section 4062, 4063 or 4064 of ERISA, if any Plan which is subject to Title IV of ERISA were to terminate. Except as disclosed on Schedule 3.14(a), no HOL employee is entitled to any benefit under any Plan by reason of the transactions contemplated hereby, and no Plan includes any common stock or other security issued by Times Mirror or any ERISA Affiliate among its assets.

                  (b) Compliance with ERISA and the Code. None of Times Mirror, HOL or any of the Plans or any trust created thereunder, or any trustee or administrator thereof, has engaged in a transaction in connection with which HOL would be subject to either a material liability or civil penalty assessed pursuant to Sections 409, 502(i) or 502(1) of ERISA or a material Tax imposed pursuant to Section 4971, 4972, 4974, 4975, 4976 or 4980B of the Code. Except as described on Schedule 3.14(b), each of the Plans has been operated and administered in all material respects in accordance with Applicable Laws, including the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code. Each Plan intended to be a qualified plan under Code
Section 401 has received a favorable determination letter to that effect (a copy of which has been made available to Parent) and nothing has occurred since the issuance of such letter that would adversely affect the Tax qualification of any such Plan. There are no pending or, to the Knowledge of Times Mirror or HOL, threatened claims by or on behalf of any of the Plans, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than ordinary course claims for benefits).

                  (c) Multiemployer Plan Liabilities. None of Times Mirror, HOL or any ERISA Affiliate is, or has been within the last six years, obligated to contribute, on behalf of any current or former employee of HOL, to a multiemployer plan (as defined in Section 3(37) of ERISA) and no such ERISA Affiliate is liable or reasonably expected to be liable for any withdrawal liability under Section 4201 of ERISA. None of Parent, Sub or HOL will have any liability with respect to any multiemployer plan as a result of the Merger or the transactions contemplated by this Agreement.

                  (d) Accumulated Funding Deficiencies; Liens. None of the Plans or any trust established thereunder has incurred any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans. No contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA. None of Parent, Sub or HOL is liable or reasonably expected to be liable for any contributions to any employee benefit plan subject to Title IV of ERISA sponsored by any ERISA Affiliate.

                  (e) Employee Welfare Benefit Plans. With respect to any Plan that is an employee welfare benefit plan, except as disclosed on Schedule 3.14(e), (i) no such Plan is funded through a welfare benefits fund, as such term is defined in Section 419(e) of the Code and (ii) each such Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code.

         SECTION 3.15. Absence of Changes or Events. Since December 31, 1998, there has not been any event or circumstance which has caused or is reasonably likely to cause an HOL Material Adverse Effect, other than changes relating to the economy in general or the internet content provider industry in general and not specifically relating to HOL. Except as disclosed on Schedule 3.15 or as contemplated by this Agreement, since September 30, 1998, the business of HOL has been conducted only in the ordinary course and has not taken any of the actions prohibited or restricted under Section 6.3.

         SECTION 3.16. Compliance with Applicable Laws. Except as previously disclosed by HOL to Parent in writing, to the Knowledge of HOL:

                  (a) General. HOL is in compliance with, and has not received written notice of any alleged non-compliance with, all applicable statutes, laws, ordinances, rules, orders and regulations of any governmental authority or instrumentality, domestic or foreign ("Applicable Laws"), except for any such incidents of noncompliance that would not have an HOL Material Adverse Effect. This Section 3.16 does not relate to matters with respect to Taxes or environmental matters.

         SECTION 3.17. Environmental Matters. Except as previously disclosed by HOL to Parent in writing:

                  (a) Compliance. To the Knowledge of HOL, HOL is in compliance with all applicable Environmental Laws, except for any such incidents of noncompliance that would not have an HOL Material Adverse Effect.

                  (b) Hazardous Materials. There has been no release of any Hazardous Material to soil or water originating at, on, or from any of the Real Properties during the period that HOL or any of its divisions has leased such Real Property, except for any such releases that would not have an HOL Material Adverse Effect.

                  (c) Notices of Certain Environmental Matters. HOL has not received written notice of (i) any alleged violation of Environmental Law or
(ii) liability for any release of any Hazardous Material or violation of any Environmental Laws in connection with the present or past business or properties of HOL, and there exists no pending or, to the Knowledge of HOL, threatened writ, injunction, decree, order or judgment outstanding, nor any pending or, to the Knowledge of HOL, threatened lawsuit, proceeding, citation, claims, summons or government agency investigation relating thereto, except for any such matters that would not have an HOL Material Adverse Effect.

                  (d) Definitions. For purposes of Sections 3.16(b) and 3.16(c):

                           (i) "Hazardous Material" means any material,
chemical, substance or waste the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, or common law; or which is characterized, classified or otherwise defined as a hazardous toxic, pollutant or contaminant or words of similar meaning and is regulated as such by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States or state or any political subdivision thereof, including but not limited to, petroleum, asbestos, polychlorinated biphenyls and radioactive materials.

                           (ii) "Environmental Law" means any applicable law
(including common law), statute, regulation, rule, ordinance, code, license, order or other legal requirement, of any governmental agency, department, commission, board, bureau or instrumentality of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment or natural resources, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation Recovery Act, the Clean Air Act, the Clean Water Act and the Occupational Safety and Health Act or analogous state laws.

         SECTION 3.18.  Taxes  Except as set forth on Schedule 3.18:

                  (a)      Definitions:  For purposes of this Agreement:

                           (i) "Affiliated Group" means any affiliated group within the meaning of Section 1504 of the Code, or any combined, unitary or similar group under a similar provision of state, local or foreign law.

                           (ii) "Taxes" (each individually, a "Tax") means all federal, state, local or foreign taxes, assessments, duties, levies or similar charges of any kind including, without limitation, net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, withholding, payroll, employment, excise, stamp, premium, property or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, whether disputed or not, and shall include any transferee or successor liability in respect of Taxes (whether by contract or otherwise) and any liability in respect of Tax as a result of being a member of any Affiliated Group, including any consolidated, combined, unitary or similar group.

                           (iii) "Tax Return" means any return (including any consolidated, combined or unitary return in which HOL is, or was, included or includable), declaration, claim for refund, report, statement or information statement required to be filed with respect to Taxes or any amendment thereto, and including any schedule or attachment thereto.

                  (b) All Tax Returns that are required to be filed by, or on behalf of, HOL have been duly filed on a timely basis under the statutes, rules and regulations of each jurisdiction in which such Tax Returns are required to be filed. All such Tax Returns are true, complete and accurate in all material respects. All Taxes due with respect to such Tax Returns have been timely paid.

                  (c) HOL has duly and timely withheld and paid over to the appropriate taxing authorities all Taxes and other amounts required to be so withheld and paid for all periods under all applicable laws in connection with amounts paid or owing to any employee, independent contractor, subcontractor, lender, stockholder or other third party or other personnel supplied by any third party.

                  (d) No claim for assessment or collection of Taxes has been asserted against or with respect to HOL.

                  (e) There is no pending claim by a taxing authority in a jurisdiction with respect to which a Tax Return is not currently filed by or on behalf of HOL that HOL is or may be subject to taxation by that jurisdiction, nor is HOL or Times Mirror aware that any such assertion of jurisdiction is threatened.

                  (f) None of the assets of HOL is (a) "tax-exempt use" property within the meaning of Section 168(h) of the Code, (b) required to be treated as owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (c) "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code, or (d) "limited use property" (as that term is used in Rev. Proc. 76-30).

                  (g) Neither HOL nor Times Mirror with respect to HOL has (A) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to the disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the HOL, (B) is required to make any adjustments pursuant to Section 481(a) of the Code or any other similar provision of state, local or foreign law by reason of a change in accounting method initiated by HOL or has any Knowledge that the Internal Revenue Service ("IRS") has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of HOL, other than as described on Schedule 3.18(g)(B), (C) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to HOL, (D) executed a power of attorney with respect to any Tax matter which is currently in force, other than with respect to federal income Tax matters or (E) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, or (F) executed or filed with the IRS or any other taxing authority any agreement, waiver, or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitations).

                  (h) HOL is not a party to any tax sharing, tax indemnification or similar agreement or arrangement (whether or not written) with respect to Taxes pursuant to which it will or may have any obligation to make any payments after the Closing Date.

                  (i) For federal income tax purposes, HOL is a member of the Affiliated Group of which Times Mirror is the common parent, and joins in the filing of a consolidated federal income tax with Times Mirror. HOL is not now and has never been a member of any Affiliated Group (other than the Affiliated Group of which Times Mirror is the common parent).

                  (j) HOL is not party to any joint venture, partnership or other arrangement or contract that constitutes a partnership for federal income tax purposes.

                  (k) HOL has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                  (l) No gain or loss will be recognized by HOL, for federal income tax purposes, upon the Merger by reason of the consolidated return Treasury Regulations promulgated under Section 1502 of the Code.

                  (m) Schedule 3.17 lists all the material Tax elections made by or with respect to HOL or as to which HOL would be bound with respect to taxable periods ending after the Closing Date.

                  (n) HOL has received no prepaid subscription income which would or may be includable in the gross income of HOL after the Closing Date under Section 455 of the Code.

                  (o) Except for the payment of the Performance Cycle Amount, there is no contract, agreement, plan or arrangement covering any Person that could give rise to the payment of any amount that would not be deductible by HOL by reason of Section 280G of the Code.

                  (p) Each of HOL and Times has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) and
Section 368(a)(2)(E) of the Code.

                  (q) At the Effective Time, HOL will hold at least 90% of the fair market value of its net assets, and at least 70% of the fair market value of its gross assets, held immediately prior to the Effective Time. For purposes of this representation, any amounts paid by HOL to Times Mirror in connection with or pursuant to the Merger, any amounts used by HOL to pay its transaction expenses and those of Times Mirror, and all redemptions and distributions (except for regular, normal dividends) made by HOL are treated as assets of HOL immediately prior to the Effective Time.

         SECTION 3.19. Labor Matters. There is no labor strike, dispute, or work stoppage or lockout pending or, to the Knowledge of HOL, threatened against or affecting HOL and there is no pending or, to the Knowledge of HOL, threatened grievance asserting that HOL has committed an unfair labor practice. HOL is not a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, no such contract or agreement is being negotiated, and there is not and has not been, in the last five years, any application for certification or recognition by any union or organization for any of HOL's employees. There are no complaints, charges or claims against HOL or to HOL's Knowledge threatened against HOL, with any public or governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of HOL, of any individual. To HOL's Knowledge, HOL is in material compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax except for immaterial non-compliance.

         SECTION 3.20. Information Supplied. None of the information supplied or to be supplied by HOL for inclusion in or incorporation by reference to the proxy statement, if any, relating to the meeting of Parent's shareholders to be held in connection with the Merger (the "Proxy Statement") will, at the date mailed to the shareholders of Parent and at the time of the meeting of the shareholders of Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         SECTION 3.21. Insurance. Set forth on Schedule 6.4 is a true and complete list of all material fire and casualty, general liability, business interruption and product liability insurance policies maintained with respect to HOL's business as of the date of this Agreement. All such policies are with reputable insurance carriers, provide (together with any self-insurance) adequate coverage for all normal risks in accordance with customary practices for comparable businesses, are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms. The activities and operations of HOL have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

         SECTION 3.22. Year 2000. To the Knowledge of HOL, each computer program programmed and used by HOL in its business is Year 2000 compliant or will be Year 2000 compliant in sufficient time to avoid any material disruption to HOL's business. "Year 2000 Compliant" means that such program is capable of managing and manipulating data involving dates after the year 1999 without any functional or data abnormality and without inaccurate result related to such dates, to the extent that other computer programs, used in combination with the computer programs programmed and used by HOL, properly exchanges data involving dates with it.

         SECTION 3.23. Investor Representations. The shares of Parent Common Stock and Series E Preferred Stock, if any, received by Times Mirror pursuant to the Merger will be acquired for Times Mirror's own account and not with a view to or in connection with the sale or distribution of any part thereof.

         SECTION 3.24. Exemption from Registration; Restricted Securities. Times Mirror understands that the shares of Parent Common Stock and Series E Preferred Stock, if any, received by Times Mirror pursuant to the Merger will not be registered under the Securities Act on the ground that such sale provided for in this Agreement is exempt from registration under the Securities Act, and that the reliance of Parent on such exemption is predicated in part on Times Mirror's representations set forth in this Agreement and the certificates representing the same will bear an appropriate legend reflecting such exempt issuance without registration. Times Mirror understands that the shares of Parent Common Stock and Series E Preferred Stock, if any, received by Times Mirror pursuant to the Merger are restricted securities within the meaning of Rule 144 under the Act.

                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF TIMES MIRROR

         Times Mirror hereby represents and warrants to Parent and Sub as follows:

         SECTION 4.1. Organization and Good Standing of Times Mirror. Times Mirror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Times Mirror has all requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which would not materially impair Times Mirror from performing its obligations under this Agreement.

         SECTION 4.2. Authority. Times Mirror has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions to which Times Mirror is a party contemplated hereby and thereby. All necessary corporate action required to have been taken by or on behalf of Times Mirror by Applicable Law or its charter documents has been taken to authorize (a) the approval, execution and delivery on behalf of Times Mirror of this Agreement and each Ancillary Agreement to which it is a party and (b) the performance by Times Mirror of its obligations under this Agreement and each Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement and each Ancillary Agreement to which it is a party constitutes a valid and binding agreement of Times Mirror, enforceable against it in accordance with its terms, except as the same may be limited by the Enforceability Exceptions.

         SECTION 4.3. No Breach. The execution and delivery by Times Mirror of this Agreement and each Ancillary Agreement to which it is a party do not, and the consummation of the transactions to which Times Mirror is a party contemplated hereby and thereby will not, (a) violate or conflict with the Certificate of Incorporation or bylaws of Times Mirror or (b) constitute a material breach or default or give rise to any lien, third-party right of termination, cancellation, material modification or acceleration under any material agreement, understanding or undertaking to which Times Mirror is a party or by which it is bound, or violate or conflict with any Applicable Law.

         SECTION 4.4. Consents and Approvals. Except for (a) the filing and recordation of the Merger Certificate as required by the DGCL and of the CA Agreement of Merger as required by the CGCL and (b) filings, permits notifications, registrations, authorizations, consents and approvals as may be required under applicable requirements of the HSR Act and Applicable Law, neither the execution and delivery by Times Mirror of this Agreement nor any Ancillary Agreement to which it is a party nor the consummation of the transactions to which Times Mirror is a party contemplated hereby and thereby will require any consent, approval, authorization or permit of, or filing with or notification to, or registration with, any federal, state or foreign governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing, registration or notification, (i) would not prevent HOL from performing its obligations under this Agreement and (ii) would not have an HOL Material Adverse Effect.

         SECTION 4.5. Title to and Transfer of the Shares. Times Mirror is the record and sole beneficial owner of the Shares and has good and marketable title thereto, free and clear of any liens, claims, encumbrances, security interests, options, charges and other rights and restrictions of any kind and, at the Effective Time, Parent will have good and marketable title to the Shares, free and clear of any liens, claims, encumbrances, security interests, options, charges and other rights and restrictions of any kind.

         SECTION 4.6. Brokers. No broker, finder or investment banker is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Times Mirror or HOL.

                                    ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Sub hereby represent and warrant to each of Times Mirror and HOL as follows:

         SECTION 5.1. Organization and Good Standing. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Parent has all requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which would not have a material adverse effect on the business, assets, properties, liabilities, financial or other condition or results of operations of Parent or on the ability of Parent to perform its obligations under this Agreement (such effects, taken individually or in the aggregate, a "Parent Material Adverse Effect").

         SECTION 5.2. Authority. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions to which each of Parent and Sub is a party contemplated hereby and thereby. All necessary corporate action required to have been taken by or on behalf of each of Parent and Sub by Applicable Law or its charter documents has been taken to authorize (a) the approval, execution and delivery on behalf of each of Parent and Sub of this Agreement and each Ancillary Agreement to which it is a party and (b) the performance by each of Parent and Sub of its obligations under this Agreement and each Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby. This Agreement and each Ancillary Agreement to which it is a party constitutes a valid and binding agreement of each of Parent and Sub, enforceable against each of them in accordance with its terms, except as the same may be limited by the Enforceability Exceptions.

         SECTION 5.3. No Breach. The execution and delivery by each of Parent and Sub of this Agreement and each Ancillary Agreement to which it is a party do not, and the consummation of the transactions to which each of Parent and Sub is a party contemplated hereby and thereby will not, (a) violate or conflict with the organizational documents of Parent or Sub or (b) constitute a material breach or default or give rise to any lien or other encumbrance, third-party right of termination, cancellation, material modification or acceleration under any material agreement, understanding or undertaking to which Parent is a party or by which it is bound, or violate or conflict with any Applicable Law (assuming that the consents contemplated by Section 5.4 are obtained and in effect).

         SECTION 5.4. Consents and Approvals. Except for (a) the filing and recordation of the Merger Certificate as required by the DGCL and of the CA Agreement of Merger as required by the CGCL and (b) filings, permits, notifications, registrations, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act and Applicable Law, neither the execution and delivery by Parent or Sub of this Agreement or any Ancillary

Agreement to which it is a party nor the consummation of the transactions to which either Parent or Sub is a party contemplated hereby and thereby will require any consent, approval, authorization or permit of, or filing with or notification to, or registration with, any governmental or regulatory authority, except where the failure to obtain such consent, approval, authorization or permit, or to make such filing, registration or notification (A) would not materially impair Parent or Sub from performing is respective obligations under this Agreement and (B) would not have a Parent Material Adverse Effect.

         SECTION 5.5.  Capital Stock of Parent.

                  (a) The authorized capital stock of Parent consists of (i) 25,000,000 shares of Parent Common Stock, of which, as of the date hereof, 8,161,954 shares of Parent Common Stock were issued and outstanding (each together with a Parent Common Stock purchase right (the "Parent Rights") issued pursuant to the Rights Agreement (the "Parent Rights Agreement"), dated as of August 23, 1996 by and between Parent and American Stock Transfer & Trust Company), and 394,466 shares of Parent Common Stock were issued and held as collateral for lease obligations of the Parent; and (ii) one million shares of Preferred Stock ("Parent Preferred Stock"), designated as follows: (A) 217,600 shares of Series A Variable Rate Convertible Preferred Stock, $6.25 stated value per share, all of which shares, as of the date hereof, are issued and outstanding, (b) 142,223 shares of Series B Variable Rate Convertible Preferred Stock, $5.21 stated value per share, of which, as of the date hereof, 122,846 shares are issued and outstanding, (C) 100,000 shares of 4% $100 Series C Convertible Preferred Stock, $100 stated value per share, of which, as of the date hereof, 20,000 shares are issued and outstanding, (D) 1,000 shares of 7% Series D Convertible Preferred Stock, $10,000 stated value per share, of which, as of the date hereof, 250 shares are issued and outstanding and (E) 50 shares of 7% Series D-2 Convertible Preferred Stock, $10,000 stated value per share, all of which shares, as of the date hereof, are issued and outstanding. All of the shares of Parent Common Stock are, and, upon the issuance by Parent of any shares of Series E Preferred Stock, the Series E Preferred Stock will be, duly authorized and validly issued and outstanding, fully paid and nonassessable. Except for the outstanding shares of the Parent Common Stock and the Parent Preferred Stock, as of the date hereof, there are no shares of capital stock or other equity securities of Parent outstanding. The shares of Parent Common Stock have not been, and the shares of Series E Preferred Stock will not be, issued in violation of, and none of the shares of Parent Common Stock is, or Series E Preferred Stock will be, subject to, any preemptive or subscription rights. As of the date hereof, except as set forth on Schedule 5.5(a) and except for the Parent Rights and the Parent Preferred Stock, there are no outstanding warrants, options, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which Parent is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of Parent, and no equity securities of Parent are reserved for issuance for any purpose. Other than this Agreement and except as set forth on Schedule 5.5(a), the shares of Parent Common Stock are not, and the shares of Series E Preferred Stock will not be, subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, registration, dividend rights or disposition of the shares of Parent Common Stock or any other securities exchangeable or exercisable for or convertible into Parent Common Stock or any other capital stock of Parent.

                  (b) The Parent Common Stock constitutes the only class of equity securities or Parent or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         SECTION 5.6.  SEC Reports; Financial Statements.

                  (a) Parent has filed all required forms, reports and documents required to be filed by it ("Parent SEC Reports") with the Securities and Exchange Commission ("SEC"), each of which has complied as to form in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Parent SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Effective Time, then on the date of such filing), any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The audited consolidated financial statements of Parent included in the Parent SEC Reports were prepared in accordance with GAAP and present fairly the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

                  (b) Parent has heretofore made available or promptly will make available to Times Mirror and HOL a complete and correct copy of any amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC to any Parent SEC Reports.

         SECTION 5.7. Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference to the Proxy Statement, if any, will, at the date mailed to the shareholders of Parent and at the time of the meeting of the shareholders of Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

         SECTION 5.8. Vote Required. The affirmative vote of the holders of a majority of the shares of Parent Common Stock represented at a meeting where a quorum is present is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the issuance by Parent of the shares of Parent Common Stock to Times Mirror pursuant to this Agreement if shareholder approval of such issuance of the shares of Parent Common Stock and Series E Preferred Stock pursuant to the Merger as contemplated by this Agreement should be required by NASDAQ rules or regulations.

         SECTION 5.9. Litigation; Decrees. Except as publicly disclosed by Parent in the Parent SEC Reports, neither Parent nor any of its subsidiaries is in default under any judgment, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, applicable to Parent or any of its subsidiaries or any of the properties, assets, operations or businesses of Parent or any of its subsidiaries, except where such default would not have a Parent Material Adverse Effect.

         SECTION 5.10. Absence of Changes or Events. Except as publicly disclosed by Parent in the Parent SEC Reports, since September 30, 1998, there has not been any event or circumstance which has caused, or is reasonably likely to cause, a Parent Material Adverse Effect, other than changes relating to the economy in general or the entertainment, media or Internet industry in general and not specifically relating to Parent. Except as disclosed on Schedule 5.10 or in the Parent SEC Reports or as contemplated by this Agreement, since September 30, 1998, the business of Parent and its subsidiaries has been conducted only in the ordinary course.

         SECTION 5.11. No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Sub has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

         SECTION 5.12. Brokers. No broker, finder or investment banker is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

         SECTION 5.13.  Taxes.

                  (a) Tax Returns and Taxes. Parent or Sub, as applicable, has filed or caused to be filed in a timely manner (within any applicable extension periods) with the appropriate Tax authorities all Tax Returns they are required to have filed and have paid or provided for all Taxes they are required to have paid, except where the failure to have filed such a Tax Return or paid or provided for such Taxes would not have a Parent Material Adverse Effect. There are no material Tax liens or assessments against Parent or any property or assets of Parent, other than liens for Taxes that are not due and payable or which may thereafter be paid without penalty.

                  (b) Tax Claims. Except as set forth on Schedule 5.13(b), no material claim for assessment or collection of Taxes is presently being asserted against Parent and Parent is not a party to any pending action, proceeding, or investigation by any governmental taxing authority nor does Parent have Knowledge of any such threatened action, proceeding or investigation.

                  (c) Tax Free Reorganization. Parent represents to Times Mirror as follows, and acknowledges that Times Mirror is relying on the truth and accuracy of the representations set forth in this Section 5.13(c) in treating the Merger as a reorganization qualifying under the provisions of Section 368(a) of the Code:

                           (i) Neither Parent nor any "Related Corporation" to
Parent has any plan or intention to redeem or otherwise acquire any Parent Common Stock issued in the Merger other than redemptions or acquisitions pursuant to (i) any right Parent or any Affiliate of Parent may have pursuant to this Agreement or any Ancillary Agreements and (ii) open market transactions. For purposes of this paragraph, a "Related Corporation" to Parent is a corporation in which Parent owns, directly or indirectly, stock possessing at least fifty percent of the total combined voting power of all classes of stock entitled to vote, or at least fifty percent of the total value of shares of all classes of stock (determined by taking into account the constructive ownership of stock rules under Section 318(a) of the Code as modified by Section 304(c) of the Code). For purposes of the foregoing, a Related Corporation will be considered as acquiring shares of Parent Common Stock acquired by a partnership in which it is a partner in accordance with its partner's equity interest in the partnership`.

                           (ii) Parent has no plan or intention to liquidate
HOL, to cause HOL to merge with or into another corporation, to sell or otherwise dispose of the Shares acquired in the Merger or to cause HOL to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub, except for dispositions made in the ordinary course of business, transfers to corporations controlled, directly or indirectly, by Parent, or transfers to partnerships in which such corporations (a) own more than a thirty-three and one-third percent interest in the capital and profits or (b) own more than a twenty percent interest in the capital and profits and perform active and substantial management functions.

                           (iii) Following the Merger, Parent will cause HOL to
continue its historic business or use a significant portion of its historic business assets in a business within the meaning of Treasury Regulations Section 1.368-1(d).

                           (iv) Parent has no plan or intention to cause HOL to
issue additional shares after the Merger, or take any other action, that would result in Parent losing control of HOL.

                                    ARTICLE 6

                        COVENANTS OF HOL AND TIMES MIRROR

         SECTION 6.1.  Delivery of Year-End Audited Financial Statements.

                  (a) As soon as practicable and in any event not later than January 31, 1999, HOL shall, and Times Mirror shall cause HOL to, deliver to Parent the audited balance sheets of HOL and the notes thereto at each of December 31, 1996, December 31, 1997 and December 31, 1998, and the audited statements of income, shareholders' equity and cash flows and the notes thereto of HOL for the years then ended (collectively, the "Audited Financial Statements"), which shall be prepared by Ernst & Young LLP in accordance with GAAP, and, in the opinion of the management of HOL, will include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of HOL's financial position and the results of its operations and cash flows as of the date thereof and for the period covered thereby. The financial statements delivered pursuant to this Section 6.1 shall be accompanied by a certificate of the chief financial officer of HOL confirming that such financial statements have been prepared as described above and containing the additional representations and certifications set forth on Exhibit G.

                  (b) HOL shall cause to be made available to Parent and Sub, simultaneously with the delivery of the Audited Financial Statements, the work papers (the "Work Papers") of Ernst & Young LLP or any other accountants with respect to the audits performed of the Audited Financial Statements and any special memoranda or correspondence prepared in connection with the same in order that Parent and Sub may make such reasonable review, examination and investigation of the business of HOL as Parent may reasonably desire; provided, however, all such information or documentation made available pursuant to this sentence shall be subject to the terms of the Confidentiality Agreement.

                  (c) Parent shall have fifteen (15) days from the date the Audited Financial Statements are delivered and the Work Papers are made available to Parent to review the Audited Financial Statements. If the Audited Financial Statements are not satisfactory to Parent in its discretion, Parent shall provide written notice to Times Mirror to such effect and shall have the right to terminate this Agreement; provided, however, that if Parent does not, within such fifteen (15) day period, provide such written notice to Times Mirror, the Audited Financial Statements shall be deemed to be acceptable to Parent and Parent shall have no further rights to terminate the Agreement pursuant to this Section 6.1.

         SECTION 6.2. Access. Prior to the Effective Time, HOL and Times Mirror and their officers, directors, employees, advisors, representatives and authorized agents will provide Parent and Sub and their representatives, employees, counsel and accountants, during scheduled appointments reasonably requested by Parent and reasonably approved by HOL occurring during normal business hours and in a manner not unreasonably disruptive to the conduct of the business of HOL or any of HOL's officers, directors, employees, advisors, representatives or authorized agents, access to the personnel, properties, books and records of HOL and Times Mirror (to the extent related to HOL), including access to HOL employees for the purpose of pre-enrolling such HOL employees in any employee benefit or welfare plans of Parent; provided, however, that all information and documentation made available pursuant to the terms of this
Section 6.2 shall be subject to the terms of the Confidentiality Agreement between Parent and Times Mirror dated as of August 25, 1998 (the "Confidentiality Agreement").

         SECTION 6.3. Ordinary Conduct. Except as contemplated by this Agreement or as set forth on Schedule 6.3, from the date of this Agreement to the Effective Time, HOL will, and Times Mirror will cause HOL to, conduct HOL's business in the ordinary course consistent with present practices and make all reasonable efforts to preserve and maintain all its relationships with customers, suppliers and others with whom HOL deals. Except as contemplated by this Agreement, HOL will not, and Times Mirror will cause HOL not to, do any of the following, without the prior written consent of Parent:

                  (a) Charter and Bylaws. Amend its Articles of Incorporation or bylaws;

                  (b) Dividends. Declare, set aside or pay any dividend or make any other distributions to Times Mirror whether or not upon or in respect of any shares of its capital stock.

                  (c) Capital Stock. (i) Sell, pledge or otherwise dispose of any of the Shares or (ii) issue, sell, make any changes in, redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable or exercisable for any shares of capital stock;

                  (d) Employee Matters. Adopt or amend any Plan or collective bargaining agreement, except as required by Applicable Law;

                  (e) Compensation. (i) Grant to any executive officer or employee any increase in compensation or benefits or any rights to receive severance payments or other benefits upon a termination of employment or a change of ownership or control of the employer, except (A) as may be required under existing agreements set forth on Schedule 3.12(a), (B) general increases to employees in the ordinary course of business consistent with past practice, or (C) any increases, payments or benefits for which Times Mirror shall be solely and unconditionally obligated, including any stay bonuses, or (ii) terminate any executive officer or employee other than in the ordinary course of business, consistent with past practice;

                  (f) Indebtedness. Incur or assume any liabilities, obligations or indebtedness for borrowed money (except for any monetary amounts owed to Times Mirror under any intercompany loans which shall be canceled without consideration at the Closing) or guarantee any such liabilities, obligations or indebtedness;

                  (g) Encumbrances. Permit, allow or suffer any of its assets to be subjected to any mortgage, pledge, lien, encumbrance, restriction or charge of any kind, other than those excepted from the representations set forth in Sections 3.9 and 3.10;

                  (h) Related-Party Transactions. Except in the ordinary course of business and consistent with past practice, pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with Times Mirror or any affiliate of Times Mirror;

                  (i) Accounting Policies and Tax Matters. Make (i) any change in any method of accounting or accounting practice or policy other than those required by GAAP or (ii) any change in any Tax election or settle or compromise any Tax liability;

                  (j) Acquisitions; Reorganizations. Acquire or agree to acquire by merging or consolidating with, or by purchasing the stock of, or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than in the ordinary course of business, consistent with past practice), except as maybe contemplated under the terms of this Agreement;

                  (k) Capital Expenditures. Make or incur any capital expenditures other than those made or incurred substantially in accordance with Times Mirror's fiscal year 1999 capital expenditure budget with respect to HOL heretofore disclosed in writing to Parent;

                  (l) Asset Dispositions. Sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, except in the ordinary course of business;

                  (m) Other Actions. Not knowingly take any action or omit to take any action that would cause any of its representations and warranties to become untrue in any material respect;

                  (n) Contracts. Modify, amend, grant any consent, waiver or release under, assign, transfer or terminate any Contract or enter into any agreement, contract or arrangement with any person which would constitute a Contract, except for contracts entered into in the ordinary course of business, consistent with past practice; or

                  (o) Agreements. Agree, whether in writing or otherwise, to do any of the foregoing.

         SECTION 6.4. Insurance. Times Mirror and HOL shall keep, or cause to be kept, all insurance policies presently maintained relating to HOL and its properties, or suitable replacements therefor, in full force and effect through the close of business at the Effective Time. Schedule 6.4 sets forth a true and complete list of all the insurance policies presently owned and maintained by or for the benefit of HOL.

         SECTION 6.5. No Sale or Pledge. From the date hereof until the earlier of the Closing and the termination of this Agreement pursuant to Section 9.1, HOL shall not, and Times Mirror shall not permit HOL to merge, consolidate or enter into any share exchange, recapitalization, business combination or similar transaction with any other person (any such transaction other than the transactions contemplated by this Agreement, an "Acquisition Proposal"). In addition, from the date hereof until the earlier of the Closing and the termination of this Agreement pursuant to Section 9.1, HOL shall not, and Times Mirror shall cause HOL not to, and each of Times Mirror and HOL shall not permit or authorize any of its directors, officers, employees, agents or other representatives (including legal and financial advisors) to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Immediately after the execution and delivery of this Agreement, each of Times Mirror and HOL shall, and shall cause their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents of either of them to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal.

         SECTION 6.6. Notice of Breach by Times Mirror or HOL. Times Mirror promptly shall notify Parent in writing of any inaccuracy in or any breach of any representation and warranty of Times Mirror or HOL contained in this

Agreement or any certificate or document delivered pursuant to this Agreement that it acquires Knowledge of subsequent to the date of this Agreement and before the Closing and shall also notify Parent in writing of any event or occurrence after the date hereof that it acquires Knowledge of subsequent to the date of this Agreement and before the Closing which, if it had existed or occurred on or prior to the date hereof and was not disclosed to Parent at such time, would have caused the representation and warranty to which such event or occurrence relates to be untrue.

         SECTION 6.7. No Additional Representations. Each of Times Mirror and HOL acknowledges that none of Parent, Sub or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding Parent except as expressly set forth in this Agreement, the Ancillary Agreements or the schedules hereto and thereto and any certificate delivered pursuant hereto and thereto. Without limiting the generality of the foregoing, none of Parent, Sub or any other person will have or be subject to any liability or indemnification obligation to Times Mirror, HOL or any other person resulting from the distribution to Times Mirror or HOL, or Times Mirror or HOL's use of, any such information, and any information, document, or material made available to Times Mirror or HOL in certain "data rooms," management presentations or in any other form in anticipation of the transactions contemplated by this Agreement.

                                    ARTICLE 7

                           COVENANTS OF PARENT AND SUB

         SECTION 7.1. Confidentiality. Each of Parent and Sub acknowledges that the information being provided to each of them by or on behalf of HOL and Times Mirror is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Effective as of, and only as of, the Effective Time, the Confidentiality Agreement will terminate only with respect to information relating solely to HOL, and each of Parent and Sub acknowledges that any and all other information provided to it by Times Mirror or Times Mirror's representatives concerning any other subsidiary of Times Mirror or any other operations of Times Mirror shall remain subject to the terms and conditions of the Confidentiality Agreement after the Effective Time.

         SECTION 7.2. Conduct of Business of Parent. Except as contemplated by this Agreement or as set forth on Schedule 7.2, during the period from the date of this Agreement to the Effective Time, Parent will, and will cause each of its subsidiaries to, conduct their respective businesses in the ordinary course consistent with present practices and will make all reasonable efforts to preserve and maintain their respective relationships with customers, suppliers and others with whom Parent and each of its subsidiaries deals. Except as otherwise contemplated by this Agreement, prior to the Effective Time, neither Parent nor any of its subsidiaries will, without the prior written consent of Times Mirror and HOL:

                  (a) Parent Common Stock. Take any action that would result in a failure to maintain the trading of the Parent Common Stock on the NASDAQ SmallCap Market;

                  (b) Dividends. Declare, set aside or pay any dividend or other distribution in respect of its capital stock except for dividends payable in Parent Common Stock, dividends payable on the Parent Preferred Stock and dividends by a subsidiary of Parent to Parent or another subsidiary of Parent;

                  (c) Reorganizations. Acquire or agree to acquire by merging or consolidating with, by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other entity (other than the purchase of assets from suppliers, clients or vendors in the ordinary course of business and consistent with past practice), if such transaction would prevent or materially delay the consummation of the transactions contemplated by this Agreement;

                  (d) Charter and Bylaws. Adopt or propose to adopt any amendments to its charter documents which would have a material adverse impact on the consummation of the transactions contemplated by this Agreement;

                  (e) Indebtedness. Incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness in an aggregate principal amount exceeding $1,000,000, other than indebtedness for borrowed money incurred in the ordinary course of Parent's business or otherwise pursuant to existing credit facilities of Parent or to refinance or refund any existing credit facilities of Parent;

                  (f) Employment Agreements. Enter into or change the terms of, any employment or compensation agreements or arrangements with any employee of HOL which would become effective prior to the Effective Time;

                  (g) Other Actions. Not knowingly take any action or omit to take any action that would cause any of its representations and warranties to become untrue in any material respect;

                  (h) Parent Rights Agreement. Amend the Parent Rights Agreement in any manner that would permit any person to acquire more than 15% of the shares of Parent Common Stock, or redeem the Parent Rights; or

                  (i) Agreements. Agree, whether in writing or otherwise, to do any of the foregoing.

         SECTION 7.3. Meeting of Shareholders. If shareholder approval for the issuance of Parent Common Stock and the Series E Preferred Stock pursuant to the Merger as contemplated by this Agreement is required by NASDAQ rules or regulations, Parent shall take all action necessary in accordance with the Florida Business Corporation Act and its Amended and Restated Articles of Incorporation and Bylaws to duly call, give notice of, convene, and hold a meeting of its shareholders as promptly as practicable to consider and vote upon the approval of the issuance of the shares of Parent Common Stock to Times Mirror pursuant to this Agreement and Parent's Amended and Restated Articles of Incorporation. Parent will, through its Board of Directors (subject to their fiduciary duties), recommend that its shareholders approve such matters.

         SECTION 7.4. Preparation of Proxy Statement. If shareholder approval for the issuance of Parent Common Stock and the Series E Preferred Stock pursuant to the Merger as contemplated by this Agreement is required by NASDAQ rules or regulations, Parent shall promptly prepare and file with the SEC the Proxy Statement. Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and HOL shall furnish all information concerning HOL and Times Mirror as may be reasonably requested in connection with any such action.

         SECTION 7.5. No Additional Representations. Each of Parent and Sub acknowledges that none of Times Mirror, HOL or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding HOL except as expressly set forth in this Agreement, the Ancillary Agreements or the schedules hereto and thereto and any certificate delivered pursuant hereto and thereto. Without limiting the generality of the foregoing, none of Times Mirror, HOL or any other person will have or be subject to any liability or indemnification obligation to Parent, Sub or any other person resulting from the distribution to Parent or Sub, or Parent or Sub's use of, any such information, and any information, document, or material made available to Parent or Sub in certain "data rooms," management presentations or in any other form in anticipation of the transactions contemplated by this Agreement.

         SECTION 7.6. Notice of Breach by Parent or Sub. Parent shall promptly notify Times Mirror in writing of any inaccuracy in or any breach of any representation and warranty of Parent or Sub contained in this Agreement or any certificate or document delivered pursuant to this Agreement that it acquires Knowledge of subsequent to the date of this Agreement and before the Closing and shall also notify Times Mirror in writing of any event or occurrence after the date hereof that it acquires Knowledge of subsequent to the date of this Agreement and before the Closing which, if it had existed or occurred on or prior to the date hereof and was not disclosed to Times Mirror at such time, would have caused the representation and warranty to which such event or occurrence relates to be untrue.

                                    ARTICLE 8

                                MUTUAL COVENANTS

         SECTION 8.1. Cooperation. HOL, Times Mirror and Parent shall use all reasonable commercial efforts to cooperate with each other and to cause their respective officers, employees, affiliates, agents, auditors and representatives to cooperate with each other after the Effective Time to ensure the orderly transfer of HOL to Parent and to minimize any disruption to the respective businesses of HOL or Parent that might result from the transactions contemplated hereby.

         SECTION 8.2. Publicity. Each of HOL, Times Mirror, Parent and Sub agrees that, from the date of this Agreement through the Effective Time, no


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
public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of each other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Applicable Law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow each other party reasonable time to comment on such release or announcement in advance of such issuance.

         SECTION 8.3.  Records.

                  (a) At the Effective Time, Times Mirror shall deliver or cause to be delivered to Parent true and complete copies of all original agreements, documents, books, records and files, each as currently in effect (collectively, "Records"), in the possession of Times Mirror related to the business and operations of HOL to the extent not then in the possession of HOL, subject to the following exceptions:

                           (i) Parent recognizes that certain Records may
contain incidental information relating to HOL or may relate primarily to subsidiaries or divisions of Times Mirror other than HOL or businesses of HOL previously sold, and that Times Mirror may retain such Records and shall provide true and complete copies of the relevant portions thereof to Parent and HOL;

                           (ii) Times Mirror may retain all Records prepared in
connection with the sale of the Shares, including bids received from other parties and analyses relating to HOL; and

                           (iii) Times Mirror may retain any Tax Returns or Tax
records, and Parent and HOL shall be provided with copies of such Tax Returns or Tax records to the extent they relate to HOL.

                  (b) After the Effective Time, upon reasonable written notice, Times Mirror and Parent agree to furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants access, during normal business hours, to such information (including Records pertinent to HOL) and assistance relating to HOL as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax Returns or the defense of any Tax Claim or assessment; provided, however, that such access does not unreasonably disrupt the normal operations of Times Mirror, Parent or HOL.

         SECTION 8.4. Antitrust Notification. Each of Times Mirror and Parent will as promptly as practicable, but in no event later than ten business days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act, and make similar filings within, to the extent reasonably practicable, a similar time frame with any other governmental entity for which such filing is required. Any such notification and report form and supplemental information will be in compliance with the requirements of the HSR Act or other applicable antitrust regulation. Each of

Times Mirror and Parent shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing or submission which is necessary under the HSR Act or other applicable antitrust regulation. Times Mirror and Parent shall: request early termination of the waiting period under the HSR Act and any other applicable antitrust regulation; shall respond with reasonable diligence and dispatch to any request for additional information made in response to such filings; and shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of Times Mirror and Parent will use its reasonable commercial efforts to obtain any clearance required under the HSR Act or other applicable antitrust regulation for the consummation of the transactions contemplated hereby.

         SECTION 8.5. Reasonable Efforts; Additional Agreements. Subject to the terms and conditions provided herein, each of the parties hereto agrees to use all reasonable commercial efforts to take or cause to be taken all actions and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated by this Agreement and each of the Ancillary Agreements to which it is a party, including, without limitation: (a) cooperating in the preparation and filing of the Proxy Statement, if required, and any amendments thereto; (b) executing any additional agreements, instruments or other documents or taking any other actions necessary to consummate the transactions contemplated hereby; and (c) not knowingly taking or agreeing to take any action that would cause any of the representations and warranties contained in this Agreement or any certificate or other document being delivered pursuant to the terms of this Agreement to be untrue in any material respect.

         SECTION 8.6. Tax-Free Reorganization. Each party hereto shall use all reasonable efforts to cause the Merger to be treated as a reorganization qualifying under the provisions of Section 368(a) of the Code and shall use all reasonable efforts to prevent any affiliate of such party from taking any actions which could prevent the Merger from being treated as a reorganization qualifying under the provisions of Sections 368(a)(1)(A) and (a)(2)(E) of the Code.

                                    ARTICLE 9

                         TERMINATION; AMENDMENT; WAIVER

         SECTION 9.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time:

                  (a) by mutual written consent of Times Mirror and Parent ;

                  (b) by Parent pursuant to its termination right under Section 6.1(c);

                  (c) by Times Mirror, HOL, Parent or Sub if (i) any federal, state or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, decree or ruling which remains in effect, and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by 150 days after the date hereof; and

                  (d) Subject to Section 2.3, by Times Mirror or HOL if either Parent or Sub, or by Parent or Sub if either Times Mirror or HOL, (i) shall have materially breached any of its agreements and covenants under this Agreement or any Ancillary Agreement or (ii) any representation or warranty of such party contained in this Agreement or any certificate or other document being delivered pursuant to this Agreement shall fail to be true and correct in all material respects, and, in the cases of the foregoing clauses (i) and (ii), such breach or failure shall continue for 30 days without cure after written notice thereof or, in the case of the foregoing clause (ii) only, such breach or failure would render the conditions set forth in Sections 2.2(e) or 2.4(f), as the case may be, incapable of being satisfied by the 150th day after the date hereof.

                  Notwithstanding anything to the contrary contained in this Agreement, the right of a party to terminate this Agreement under this Section
9.1 shall not be available to any party (i) which is in material breach of its obligations hereunder or (ii) whose failure to fulfill its obligations hereunder is the cause of, or results in, the failure to satisfy any of the conditions to the consummation of the Merger set forth in Article 2.

         SECTION 9.2. Return of Confidential Information. In the event of termination by any party pursuant to Section 9.1, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

                  (a) Parent and Sub shall return and cause to be returned all documents and copies and other material received from or on behalf of Times Mirror or HOL relating to the business of Times Mirror or HOL or to the transactions contemplated hereby, whether obtained before or after the execution hereof, to Times Mirror;

                  (b) Parent and Sub shall destroy all analyses, summaries and other documents based upon such confidential materials, and shall deliver to HOL and Times Mirror a certificate signed by an authorized officer of each of Parent and Sub confirming the foregoing; and

                  (c) All confidential information received by Parent and Sub with respect to the businesses of Times Mirror or HOL shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

         SECTION 9.3. Effects of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned pursuant to Section 9.1, this Agreement shall become void and of no further force and effect, except for the provisions of (a) Section 7.1 relating to the obligations of each of Parent and Sub to keep confidential certain information and data obtained by it, (b)
Section 7.5 relating to the acknowledgment by each of Parent and Sub that no additional representations were made by or on behalf of Times Mirror or HOL other than those set forth in this Agreement, (c) Section 8.2 relating to publicity, (d) Section 12.1 relating to expenses generally, (e) Section 12.5 relating to notices, (f) Section 12.11 relating to arbitration and consent to jurisdiction, (g) Section 12.14 relating to the limitation on consequential and punitive damages and (h) this Article 9. Nothing in this Article 9 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                                   ARTICLE 10

                          EMPLOYEE AND RELATED MATTERS

         SECTION 10.1. Offers of Employment. The Surviving Corporation shall assume responsibility for all HOL employees on substantially the same terms and conditions to which such employees were subject immediately prior to the Effective Time, subject to the provisions of this Article 10. Any HOL employee who is not actively employed at the Effective Time shall be offered active employment with the Surviving Corporation following the expiration of such leave of absence only to the extent that HOL would have been obligated to offer employment to any such employee.

         SECTION 10.2. Continuation of Plans. As of the Effective Time, HOL personnel shall cease to participate in or be covered by all Times Mirror Plans, and neither HOL nor any other affiliate of HOL after the Merger, including the Parent and Sub shall have any responsibility for benefits under such Plans. As of the Effective Time, Parent or HOL shall remain the sponsor of each HOL Plan, and neither Times Mirror nor any other affiliate of Times Mirror shall have any responsibility for benefits under any such Plan. Without limiting the foregoing, Parent or HOL shall be solely responsible for providing and continuing benefits under COBRA to HOL personnel and qualified beneficiaries with respect to "qualifying events", as such term is used in Section 4980B of the Code, whether such qualifying event occurs prior to, on, or following, the Effective Time.

         SECTION 10.3.  Mutual Cooperation.

                  (a) General. Each of Parent and HOL agrees to cooperate, and agrees to use its best efforts to cause its affiliates to cooperate and in a complete, diligent and timely manner to provide Times Mirror with such compensation, service, payroll and other pertinent census data as may be required by Times Mirror for purposes of calculating or affecting distribution of benefits to which any HOL employee or former employee may be entitled under any benefit plan established, maintained or contributed to by Times Mirror.

                  (b) Performance Cycle Bonus Payments. Parent acknowledges that Times Mirror or HOL may have an obligation after the Effective Time to pay all or a portion of the performance cycle bonuses owing to Bruce R. Cameron, Anthony
T. Farwell, Stuart J. Halperin and Steven B. Katinsky pursuant to the employment agreements set forth on Schedule 3.12(a) (the "Employment Agreements"). If any of such persons elects not to accelerate the Determination Date (as defined in each Employment Agreement) of the Performance Cycle Amount (as defined below), Times Mirror shall advance payment in cash (which shall be by wire transfer of immediately available funds) to Parent for the payment by Parent of any performance cycle bonuses immediately prior to the date of payment as determined in accordance with Section 5.2 or like provision of each of the employment agreements set forth on Schedule 3.12(a) (such amount, the "Performance Cycle Amount"). If such persons collectively agree to accelerate the Determination Date of the Performance Cycle Amount, Times Mirror shall pay the performance cycle bonuses owing to such persons on or before the Closing Date.

                                   ARTICLE 11

                                 INDEMNIFICATION

         SECTION 11.1. Indemnification by Times Mirror. Without duplication of any amounts payable for indemnification under Section 11.6, Times Mirror shall indemnify Parent, Sub, the Surviving Corporation, each of their affiliates (as defined in Rule 405 under the Securities Act) and each of their respective officers, directors, shareholders, partners, employees and agents against and hold them harmless from any and all Losses suffered or incurred by any such indemnified party to the extent arising from (a) any alleged liability of HOL under ERISA arising from HOL having been a member of Times Mirror's "control group" prior to the Effective Time and from HOL's participation in any Times Mirror Plan; (b) Times Mirror's obligation to advance payment to Parent for the payment by Parent of the Performance Cycle Amount as provided in Section 10.3(b); (c) any breach or inaccuracy in any representation or warranty contained in Sections 3.2 (Authority of HOL), 3.5 (Capital Stock of HOL), 3.6 (Equity Interests of HOL), 3.8 (No Indebtedness of HOL), 3.19 (Information Supplied), 4.2 (Authority of Times Mirror), 4.5 (Title to and Transfer of the Shares), 4.6 (Brokers) and any of the representations and warranties of Times Mirror and HOL contained in Exhibit F (Times Mirror/HOL Tax Certificate); and
(d) any breach by Times Mirror or HOL of the covenants contained in Sections 6.1, 6.3, 6.5, 6.6, 8.5(c), 8.6, 11.1 and 11.6.

         SECTION 11.2. Indemnification by Parent. Parent shall indemnify Times Mirror and its affiliates, officers, directors, shareholders, partners, employees and agents against and hold them harmless from any Losses suffered or incurred by any such indemnified party to the extent arising from (a) the obligations of Times Mirror under (i) the Guaranty of Lease dated November 6, 1998, by and between Times Mirror and Water Garden Company L.L.C. with respect to the obligations of HOL under that certain office lease dated November 6, 1998, by and between HOL and Water Garden Company L.L.C., pertaining to the property and building located at 1620 26th Street, Suites 360 and 370, South Tower, Santa Monica, California 90404 (which shall be net of any unpaid or unperformed obligations of Times Mirror or HOL under same attributable to any period prior to the Closing), and (ii) the NATO Agreement (which shall be net of any unpaid or unperformed obligations of Times Mirror or HOL under same attributable to any period prior to the Closing); (b) any breach or inaccuracy in any representation or warranty contained in Section 5.2 (Authority of Parent and Sub), 5.5 (Capital Stock of Parent), 5.6 (SEC Reports; Financial Statements), 5.7 (Information Supplied), 5.12 (Brokers) and 5.13 (Taxes); and
(c) any breach by Parent or Sub of the covenants contained in Sections 7.2, 7.6, 8.5(c), 8.6 and 11.2.


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
         SECTION 11.3. Adjustments to Losses. The amount of any Losses for which indemnification is provided under this Article 11 (including the obligation of Times Mirror to advance payment to Parent for the payment of the Performance Cycle Amount pursuant to Section 10.3(b)) shall be reduced by any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such Losses. Furthermore, the amount of any Losses and the obligation of Times Mirror to advance payment to Parent for the payment of the Performance Cycle Amount pursuant to Section 10.3(b) shall be (a) increased to take account of any Tax cost incurred by the indemnified party by reason of the receipt of the indemnity payment (grossed-up for such increase) and (b) reduced to take account of any Tax benefit actually realized by the indemnified party in respect of the taxable year in which the Loss is incurred or paid and, with respect to a Tax benefit arising in a year subsequent to the year in which the Loss is paid or incurred, the indemnified party shall pay to the indemnifying party the amount of such Tax benefit when such Tax Benefit is actually realized. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified loss, liability, claim, damage or expense.

         SECTION 11.4. Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto, (a) pursuant to Section 5.13, shall terminate at the time the applicable statutes of limitations with respect to the Tax liabilities in question expire (giving effect to any extension thereof by waiver or otherwise), (b) pursuant to Sections 11.1 and 11.2, shall terminate when the applicable representation or warranty terminates pursuant to Section 12.13.

         SECTION 11.5. Procedures Relating to Indemnification for Third Party Claims. In order for a party (the "indemnified party") to be entitled to any indemnification provided for under Sections 11.1 and 11.2 of this Agreement in respect of, arising out of or involving a claim or demand made by any person, firm, governmental authority or corporation against the indemnified party (a "Third-Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third-Party Claim within 15 days after receipt by such indemnified party of written notice of the Third-Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually and materially prejudiced as a result of such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, within 5 business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third-Party Claim.

         If a Third-Party Claim is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. Should the indemnifying party so elect to assume the defense of a Third-Party Claim, the indemnifying party will not be liable to the indemnified party for legal fees and expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense; provided, however, that such indemnified party shall pay the fees and expenses of such counsel unless the named parties to any such claim or proceeding include both such indemnified party and the indemnifying party and such indemnified party has been advised by legal counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case, if such indemnified party informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim or proceeding on behalf of such indemnified party), it being understood that the indemnifying party shall not, in connection with any one claim or proceeding, be liable for the fees and expenses of more than one separate firm of attorneys at any time for such indemnified party. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof. If the indemnifying party chooses to defend or prosecute any Third-Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third-Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld).

                  SECTION 11.6.  Tax Matters

                  (a) Tax Indemnification. Times Mirror agrees to be responsible for, and to indemnify and hold the indemnified parties listed in Section 11.1 harmless from and against, any and all Losses relating to, resulting from or based upon:

                           (i) any and all Taxes with respect to any taxable periods (or portions thereof) of HOL (or any predecessor) ending on or prior to the Closing Date;

                           (ii) any and all Taxes of HOL for the period allocated to Times Mirror pursuant to Section 11.6(b)(iii); and

                           (iii) any liability under Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulation as a result of HOL (or any predecessor) being a member of any Affiliated Group at any time on or prior to the Closing Date.

                  (b)      Preparation of Tax Returns; Payment of Taxes.

                           (i)      Times Mirror.


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
                                    (1) Times Mirror (A) shall include, or cause
                  to be included, HOL in, and shall file, (I) the United States consolidated federal income Tax Return of Times Mirror for its taxable year ended December 31, 1998 and for all subsequent taxable periods of HOL ending on or prior to the Closing Date and (II) all other consolidated, combined or unitary Tax Returns of Times Mirror or its subsidiaries in which HOL has been, or is required to be, includable for the taxable periods of HOL ending on or prior to the Closing Date and (B) also shall file, or shall cause HOL to file, all other Tax Returns of, or which include, HOL required to be filed (taking into account any extensions) on or prior to the Closing Date. Such Tax Returns shall be prepared in a manner consistent with prior practice with respect to HOL. Times Mirror shall prepare and deliver any such Tax Returns (or the relevant portions thereof), to Parent at least 10 business days prior to their due date and Parent shall have the right to review and, other than with respect to federal income tax returns, approve (which approval shall not be unreasonably withheld) such Tax Returns (or the relevant portions thereof).

                                    (2) Following the Closing, Times Mirror
                  shall be responsible for preparing or causing to be prepared all foreign, state and local Tax Returns required to be filed by HOL on a separate return basis after the Closing Date with respect to taxable periods that end on or prior to the Closing Date. Such Tax Returns shall be prepared in a manner consistent with prior practice. Times Mirror shall prepare and deliver such Tax Returns, along with the amount of any Taxes shown due thereon, to Parent for filing at least 10 business days prior to their due date and Parent shall have the right to review and approve such Tax Returns (which approval shall not be unreasonably withheld).

                                    (3) Notwithstanding the foregoing, following
                  the Closing Date, neither Times Mirror nor any subsidiary shall amend any Tax Return without the prior written consent of Parent (which consent shall not be unreasonably withheld) if any adjustment provided in such Tax Return would adversely affect the Taxes payable by HOL for taxable periods ending after the Closing Date. Similarly, neither Parent nor HOL shall amend any Tax Return with respect to Tax years ending on or before the Closing Date or straddle years without the prior written consent of Times Mirror (which consent shall not be unreasonably withheld) if any adjustment provided in such Tax Return would adversely affect the Taxes or indemnification payments payable by Times Mirror for taxable periods ending on or before the Closing Date.

                           (ii)     Parent.

                                    (1) Parent shall cause to be filed all Tax
                  Returns required to be filed by HOL after the Closing Date, and shall, subject to receiving the payments from Times Mirror referred to in Section 11.6(b)(ii)(2), pay the Taxes shown due thereon. Nothing contained in the foregoing shall in any manner terminate, limit or adversely affect any right of any party to receive indemnification pursuant to any provision in this Agreement.

                                    (2) With respect to any Tax Returns which
                  Parent shall cause to be filed pursuant to Section 11.6(b)(ii)(1) hereof, Times Mirror shall pay to Parent an amount equal to that portion of the Taxes shown on such Tax Return for which Times Mirror has an obligation to indemnify any party pursuant to the provisions of Section 11.6(a). Parent shall provide Times Mirror with a schedule showing the computation of such amount at least 35 days prior to the due date (including extensions, if any) for filing the Tax Returns which reflects Taxes for which Times Mirror has an obligation to indemnify any party pursuant to the provisions of Section 11.6(a) along with a copy of such Tax Return (or the relevant portions thereof). Times Mirror shall have the right to review any such Tax Return (or the relevant portion thereof) and schedule, and Parent and Times Mirror shall attempt in good faith mutually to resolve any disagreements regarding the determination of such amount within ten (10) days of the Times Mirror's receipt thereof. Any disagreement regarding such determination shall be resolved by an independent nationally recognized accounting firm (the "Accounting Firm"). The parties will instruct the Accounting Firm to reach its conclusion regarding any such dispute within fifteen (15) days after its appointment. The report of the Accounting Firm shall be final, binding and conclusive on Times Mirror and Parent. The fees and expenses of the Accounting Firm shall be borne equally by Times Mirror and Parent. Any amount owing under this Section 11.6(b)(ii)(2) shall be paid no later than five
                  (5) days before the due date for payment of Taxes with respect to any such Tax Return.

                           (iii) Closing Taxable Year; Allocation for Straddle Year. For federal income tax purposes, the taxable year of HOL shall end as of the close of the Closing Date and, with respect to all other Taxes, Times Mirror and Parent will, unless prohibited by applicable law, close the taxable period of HOL as of the close of the Closing Date. Except as otherwise required by applicable law, neither Times Mirror nor Parent shall take any position inconsistent with the preceding sentence on any Tax Return. In any case where applicable law does not permit HOL to close its taxable year on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period which includes the Closing Date (but does not begin or end on that day), then Taxes, if any, attributable to the taxable period of HOL beginning before and ending after the Closing Date shall be allocated
         (A) to Times Mirror for the period up to and including the Closing Date, and (B) to Parent for the period subsequent to the Closing Date. Any allocation of income, deductions, credits or other items required to determine any Taxes attributable to any period beginning before and ending after the Closing Date shall be prepared by Parent and shall be made by means of a closing of the books and records of HOL as of the close of the Closing Date, provided that exemptions, allowances, deductions or other items that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period.

                  (c) Refund Claims. Any refund of Taxes received (or utilized as a credit against Taxes due by Parent or any member of its Affiliated Group for taxable periods beginning on or after the Closing Date) by HOL after the Closing Date shall be retained by the HOL, provided, however, that in the event HOL shall receive a refund of Taxes after the Closing Date (or utilize such refund as a credit against Taxes due for taxable periods beginning on or after the Closing Date) with respect to a Tax Return of HOL relating to taxable periods ending on or prior to the Closing Date (other than a refund or credit arising by reason of a carryback of any item incurred after the Closing Date), then the amount of such refund or credit and any interest thereon, net of any Taxes payable on receipt thereof, shall be reimbursed by HOL to Times Mirror within 10 business days after such Tax benefit is realized by HOL as a refund or credit, provided that Times Mirror shall return to HOL the amount, if any, by which the amount of such Tax benefit is thereafter reduced pursuant to a final determination.

                  (d) Carrybacks. Times Mirror shall in good faith consider requests by HOL for filing carryback refund claims for the carryback of any losses recognized by HOL in post-Closing Date years that may be carried back to pre-Closing Date periods (the refunds from which would belong to Parent). However, Times Mirror has no obligation to comply with such requests.

                  (e) Cooperation with Respect to Taxes. Parent and Times Mirror agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided, relating to HOL as is reasonably necessary for the determination of any Taxes, for the filing of any Tax Return (including any amended Tax Return or claim for refund), for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes. Each of Parent and Times Mirror agree (A) to retain all books and records with respect to Tax matters pertinent to HOL relating to any taxable period beginning before the Closing Date until the expiration of the relevant statute of limitations (and such longer period as reasonably requested in writing), and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, in such event, if the other party so requests, to allow the other party to take possession of such books and records.

                  (f)      Tax Proceedings.

                           (i) In the event that any audit or examination shall be instituted, or any deficiency asserted or assessment made, or any administrative or court proceeding commenced by the IRS or any other taxing authority (a "Tax Proceeding") with respect to any taxable period ending prior to or on the Closing Date of which Parent has notice, Parent shall promptly cause written notice of the Tax Proceeding to be forwarded to Times Mirror. Similarly, Times Mirror shall promptly cause written notice of any Tax Proceeding of which

         Times Mirror has notice relating to any indemnifiable Taxes to be forwarded to Parent.

                           (ii) Times Mirror shall have the right to elect, at its sole option and expense, and subject to the provisions of this
         Section 11.6(f), to represent the interests of HOL in the Tax Proceeding and collect, settle or pay any amount due or owed by HOL with respect to any taxable period ending prior to or on the Closing Date, with counsel of its choice reasonably satisfactory to Parent. In the event Times Mirror elects to represent HOL in the Tax Proceeding, Times Mirror shall within five (5) days (or sooner, if the nature of the Tax Proceeding so requires) notify Parent of its intent to do so and Parent shall cause HOL to appoint Times Mirror as attorney in fact with the exclusive authority to represent HOL in the Tax Proceeding. Parent shall have (x) the right to participate fully in the Tax Proceeding, including through separate counsel of its own choosing at its sole cost and expense, (y) the right to receive reasonable advance notice from Times Mirror of any meetings, hearings or proceedings, and
         (z) the right, if possible, to review in advance and comment on any pleadings, briefs, or other documents to be filed. Times Mirror shall not enter into any settlement, closing or other agreement with respect to any Tax Proceeding without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed) if such settlement, closing agreement or other agreement will adversely affect Taxes payable by HOL for taxable periods (or portions thereof) beginning after the Closing Date. If Times Mirror elects not to represent HOL in the Tax Proceeding, or fails to timely notify Parent of its election herein provided or contests its obligation to indemnify, then Parent may represent the interests of HOL in any Tax Proceeding in any manner that it reasonably may deem appropriate.

                           (iii) Parent and Times Mirror jointly shall represent the interests of HOL in any Tax Proceeding relating to any taxable period of HOL which includes (but does not begin or end on) the Closing Date. Any disputes regarding the conduct or resolution of any such Tax Proceeding shall be resolved by the Accounting Firm. The parties will instruct the Accounting Firm to reach its conclusion regarding any such dispute within 20 days after its appointment. The report of the Accounting Firm shall be final, binding and conclusive on Times Mirror and Parent. All costs, fees and expenses paid to third parties in the course of such Tax Proceeding (including the fees of the Accounting
         Firm) shall be borne by Parent and Times Mirror in the same ratio as the ratio in which, pursuant to the terms of this Agreement (including
         Section 11.6(b) hereof), Parent and Times Mirror would share the responsibility for payment of the Taxes asserted by the taxing authority in such Tax Proceeding if such Tax Proceeding were sustained in its entirety.

                  (g) Claim Period. Any claim for indemnity under this Section
11.6 may be made at any time prior to 90 days after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period of HOL or of such indemnified party (including all periods of extension, whether automatic or permissive).

                  (h) Termination of Tax Sharing Arrangements. Any tax sharing, tax indemnification or similar agreement or arrangement with respect to Taxes (other than the provisions of this Agreement) between or among HOL, Times Mirror and any subsidiary of Times Mirror shall be terminated as to HOL as of the Closing Date and HOL shall have no liability from and after the Closing Date under any such agreements or arrangements.

         SECTION 11.7. Exclusive Remedy. In the absence of fraud or willful misconduct on the part of the indemnifying party or any of its officers, directors, employees or agents, the remedy contained in Sections 2.3, 11.1 and
11.2 shall constitute the sole and exclusive remedy after the Closing of the indemnified party (and its respective officers, directors, employees and agents) against the indemnifying party for Losses suffered or incurred in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE 12

                                  MISCELLANEOUS

         SECTION 12.1. Expenses. Whether or not the transactions contemplated hereby are consummated, and except as otherwise provided in this Agreement, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses. Without limiting the generality of the immediately preceding sentence, the fees, costs and expenses incurred by HOL in connection with this Agreement and the transactions contemplated hereby shall be borne by Times Mirror and none of such fees, costs or expenses shall be paid by HOL.

         SECTION 12.2. HOL Acquisition Agreement. At the Closing, Times Mirror shall assign and transfer all of its rights to Parent under that certain Stock Purchase Agreement dated as of January 16, 1996 by and among Times Mirror and the other parties on the signature pages thereto.

         SECTION 12.3. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Parent, Sub, Times Mirror or HOL (including by operation of Applicable Law in connection with a merger, or sale of substantially all the assets, of Parent, Times Mirror or HOL) without the prior written consent of the other parties hereto (except that nothing herein shall be construed (a) as obligating (i) Times Mirror to obtain the consent of HOL or (ii) HOL to obtain the consent of Times Mirror to any of the transactions described in the immediately prior parenthetical or (b) as obligating (i) Parent to obtain the consent of Sub or (ii) Sub to obtain the consent of Parent to any of the transactions described in the immediately prior parenthetical); provided, however, that no assignment shall limit or affect the assignor's obligations hereunder.

         SECTION 12.4. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

         SECTION 12.5. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent prepaid telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand or telecopied, or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service), as follows:

              (a)      if to Parent, Sub or the Surviving Corporation:
                       Big Entertainment, Inc.
                       2255 Glades Road
                       Suite 237 West
                       Boca Raton, Florida  33431
                       Attention:  Mitchell Rubenstein
                       Telecopier No.:  (561) 998-2970

                       with a copy to:
                       Weil, Gotshal & Manges LLP
                       767 5th Avenue
                       New York, New York  10153
                       Attention:  Howard Chatzinoff
                       Telecopier No.:  (212) 310-8007

              (b)      if to Times Mirror:
                       The Times Mirror Company
                       220 West First Street
                       Los Angeles, California  90012
                       Attention:  Thomas Unterman
                       Telecopier No.:  (213) 237-3705

                       with a copy to:
                       The Times Mirror Company
                       220 West First Street
                       Los Angeles, California 90012
                       Attention:  William A. Niese, Esq.
                       Telecopier No.:  (213) 237-7696

              (c)      if to HOL, prior to the Effective Time:
                       1620 26th Street, Suite 370, South Tower
                       Santa Monica, CA  90404
                       Attention:  Michael W. Rollens
                       Telecopier No.:  (310) 586-2005

         SECTION 12.6. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

         SECTION 12.7. Entire Agreement. This Agreement, the Ancillary Agreements and the Confidentiality Agreement and the Schedules attached hereto and thereto and any certificates delivered pursuant hereto or thereto contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

         SECTION 12.8. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

         SECTION 12.9. Amendment. This Agreement may be amended by action taken by HOL, Times Mirror, Parent and Sub at any time only by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 12.10. Extension; Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance by any other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

         SECTION 12.11.  Dispute Resolution; Equitable Enforcement.

                  (a) Accounting Disputes. Notwithstanding anything to the contrary contained in this Section 12.11, any controversy, dispute or claim arising under this Agreement related to or arising out of accounting matters relating to this Agreement shall be resolved by means of discussions between the regularly retained independent certified public accountants of Parent and Times Mirror. In the event that the independent certified public accountants of each of Parent and Times Mirror are unable to resolve the dispute within 60 days after the dispute is first submitted to them, then a third independent certified public accountant of recognized national standing shall be selected by the independent certified public accountants of each of Parent and Times Mirror and the determination of such third independent certified public accountant, with respect to the matter in dispute, shall be rendered within 45 days after the dispute has been submitted to it and such determination shall be final and binding on all of the parties hereto.

                  (b) Arbitration. Except as otherwise provided in Section 12.11(a) or (c), any controversy, dispute or claim arising under this Agreement which cannot be settled by mutual agreement shall be finally settled by arbitration as follows: any party who is aggrieved shall deliver a notice to other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice shall be submitted to arbitration in New York, New York to Endispute, before a single arbitrator appointed in accordance with Endispute's Arbitration Rules, modified only as herein expressly provided. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings. The decision of the arbitrator on the points in dispute will be final, unappealable and binding and judgment on the award may be entered in any court having jurisdiction thereof. The parties agree that this clause has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this clause shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award. The parties shall keep confidential, and shall not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status or resolution thereof.

                  (c) Equitable Enforcement. Notwithstanding anything to the contrary contained in this Section 12.11, any claim by either party for injunctive or other equitable relief, including specific performance (including specific performance of the agreement to resolve disputes related to or arising out of accounting matters contained in Section 12.11(a) and the agreement to arbitrate contained in Section 12.11(b)), may be brought in any state or federal court located in the Southern District of New York in the State of New York, before or as a result of arbitration, and any judgment, order or decree relating thereto shall have precedence over any arbitral award or proceeding. Each of Parent, Sub, Times Mirror and HOL irrevocably submits to the exclusive jurisdiction of the state or federal courts situated in the Southern District in the State of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Parent, Sub, Times Mirror and HOL agrees to commence any action, suit or proceeding relating hereto in any of such courts only. Each of Parent, Sub, Times Mirror and HOL further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 12.5 above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Parent, Sub, Times Mirror and HOL irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any of such courts only and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         SECTION 12.12.  Interpretation of this Agreement.

                  (a) Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, the singular includes the plural, the part includes the whole, "including" is not limiting and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole (including the Preamble, the Recitals, the Schedules and the Exhibits) and not to any particular provision of this Agreement. Article, section, exhibit, schedule, recital and preamble references in this Agreement are to those portions of this Agreement unless otherwise specified.

                  (b) Knowledge. Whenever any representation or warranty of any party contained in this Agreement or in any certificate or other document delivered in connection with this Agreement is qualified to the "Knowledge" of such party, such qualification shall mean the actual knowledge, after due inquiry, of (i) in the case of Times Mirror, Harry Chandler, Mark H. Willes and Thomas Unterman; (ii) in the case of HOL, Bruce R. Cameron, Anthony T. Farwell and Michael W. Rollens; (iii) in the case of Parent, Mitchell Rubenstein and Laurie S. Silvers.

                  (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such State.

                  (d) Headings, Exhibits and Schedules. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the Table of Contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any matter disclosed in one Schedule hereto shall be deemed incorporated by reference into each other Schedule hereto and disclosed in each such Schedule to the extent that the relevancy of such matter to each such other Schedule is apparent from the disclosure included on the Schedule.

         SECTION 12.13. Survival of Representations. The representations and warranties described in Sections 11.1 and 11.2 (other than representations and warranties contained in Section 5.13 which shall survive for the periods set forth below in this Section 12.13) shall survive after the Effective Time indefinitely for purposes of the indemnification set forth in Sections 11.1 and
11.2. The representations and warranties contained in Section 5.13 relating to Taxes shall survive until 90 days after the expiration of the applicable statute of limitations with respect to such Taxes.

         SECTION 12.14. No Consequential or Punitive Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY ELSEWHERE IN THIS AGREEMENT, NO PARTY (OR ITS AFFILIATES) SHALL, IN ANY EVENT, BE LIABLE TO ANY OTHER PARTY (OR ITS AFFILIATES) FOR ANY CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE OR INCOME, OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY, OR ANY PUNITIVE DAMAGES RELATING TO THE BREACH OR ALLEGED BREACH OF THIS AGREEMENT.

                  IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be duly executed as of the date first written above.


                                   THE TIMES MIRROR COMPANY,
                                   a Delaware corporation

                                   By: /s/ Thomas Unterman
                                       ---------------------------------------
                                       Name: Thomas Unterman
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                   HOLLYWOOD ONLINE INC.,
                                   a California corporation

                                   By: /s/ Michael Rollens
                                       ---------------------------------------
                                       Name: Michael Rollens
                                       Title: Chief Executive Officer


                                   BIG ENTERTAINMENT, INC.,
                                   a Florida corporation

                                   By: /s/ Mitchell Rubenstein
                                       ---------------------------------------
                                       Name: Mitchell Rubenstein
                                       Title: Chief Executive Officer


                                   BIG ACQUISITION CORP.,
                                   a Delaware corporation

                                   By: /s/ Mitchell Rubenstein
                                       ---------------------------------------
                                       Name: Mitchell Rubenstein
                                       Title: President

                                                                     Exhibit A



                             BIG ENTERTAINMENT, INC.





--------------------------------------------------------------------------------



                              SHAREHOLDER AGREEMENT


                                January 10, 1999




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                        PAGE

SECTION 1             CERTAIN DEFINITIONS.................................1

SECTION 2             SHAREHOLDER ACTIVITIES..............................3

         2.1          Certain Agreements..................................3

SECTION 3             RESTRICTIONS ON TRANSFER............................4

         3.1          Transfer Restrictions...............................4

         3.2          Market Standoff.....................................5

         3.3          Stop Transfer Order.................................5

         3.4          Legend..............................................5

         3.5          Permitted Transferees; Other Transferees............6

SECTION 4             RIGHT OF FIRST REFUSAL..............................6

         4.1          Right of First Refusal..............................6

         4.2          Assignment of Right of First Refusal................7

SECTION 5             RIGHT OF FIRST OFFER................................7

         5.1          Shareholder Offers..................................7

         5.2          Acceptance of Offer.................................7

         5.3          Closing.............................................8

         5.4          Limitation of Rights................................8

         5.5          Assignment of Right of First Offer..................8

SECTION 6             VOTING PROVISIONS...................................8

         6.1          Voting by Shareholder...............................8

         6.2          Presence for Quorum.................................9

SECTION 7             BOARD REPRESENTATION................................9

         7.1          Director Nominees...................................9

         7.2          Solicitation of Proxies; No Transfer................9

SECTION 8             EQUITY ACCOUNTING..................................10

SECTION 9             MISCELLANEOUS......................................10

         9.1          Termination........................................10

         9.2          Specific Enforcement...............................10

         9.3          Governing Law......................................10

         9.4          Successors and Assigns.............................11

         9.5          Entire Agreement; Amendment........................11

         9.6          Publicity..........................................11

         9.7          Confidentiality....................................11

         9.8          Notices, etc.......................................11

         9.9          Severability.......................................12

         9.10         Titles and Subtitles...............................12

         9.11         Facsimile Signatures...............................12

         9.12         Counterparts.......................................12

                             SHAREHOLDER AGREEMENT


                  This Shareholder Agreement (this "Agreement") is entered into effective as of January 10, 1999 by and between BIG ENTERTAINMENT, INC., a Florida corporation (the "Company"), and THE TIMES MIRROR COMPANY, a Delaware corporation (the "Shareholder").

                                    RECITALS

                  WHEREAS, the Company and Shareholder are parties to that certain Agreement and Plan of Merger dated as of January 10, 1999 (the "Merger Agreement") providing for the acquisition by the Company of Hollywood Online Inc., a California corporation ("Hollywood") from the Shareholder pursuant to a merger of Big Acquisition Corp., a Delaware corporation a wholly owned subsidiary of the Company, with and into Hollywood (the "Merger");

                  WHEREAS, as consideration for the Merger, the Shareholder (i) is receiving shares of the Company's Common Stock, par value $.01 per share (the "Company Common Stock") and (ii) may receive shares of the Company's newly-designated Series E Convertible Preferred Stock, par value $0.01 per share (the "Series E Preferred Stock");

                  WHEREAS, the Company and Shareholder wish to provide for and acknowledge certain arrangements and understandings following the Merger; and

                  WHEREAS, the consummation of the Merger is conditioned upon the execution of this Agreement.

                  NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

                                   SECTION 1

                               CERTAIN DEFINITIONS

                  As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

                  "Affiliate" means, with respect to any entity, an affiliate of that entity as defined in Rule 12b-2 under the Exchange Act.

                  "Beneficial owner" or "beneficially owned" or "beneficial ownership" shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Florida or California are authorized or required by law to close.

                  "Change of Control" means such time as any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) of Persons (other than Mitchell Rubenstein and Laurie Silvers) owns more than 50% of the Company Common Stock.

                  "Dilutive Transaction" means any proposed transaction or securities offering involving the issuance by the Company of Company Common Stock at a price less than 20% of the Parent Common Stock Price (as defined in the Merger Agreement) that would result in the reduction of the number of shares of Company Common Stock held by the Shareholder as of the date of the proposed transaction or offering by more than 50%.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Independent Director" means a member of the Board of Directors of the Company other than any director nominated by the Shareholder or any director having an interest in the matter to be voted upon.

                  "Market Price" means (i) in the event the Company Common Stock is listed or traded on any national securities exchange, the average of the daily closing prices per share of the Company Common Stock for the 10 consecutive trading days immediately prior to the date on which the Offer (as defined in Section 5.1) is delivered to the Company; (ii) if the Company Common Stock is not listed or traded on any national securities exchange, the average of the daily high bid and low asked prices per share of the Company Common Stock on the NASDAQ National Market or the NASDAQ SmallCap Market, as applicable, or, if not so listed, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, for the 10 consecutive trading days immediately prior to the date on which the Offer is delivered to the Company; or (iii) if the Company Common Stock is not so listed or traded, such price as shall be determined in good faith in the reasonable judgment of the Board of Directors of the Company.

                  "Permitted Transferee" means (i) any direct or indirect Subsidiary of the Shareholder, provided that the Shareholder shall own, directly or indirectly, all securities of such Subsidiary (a "Wholly Owned Subsidiary"), and (ii) each of The Times Mirror Foundation, the L.A. Times Fund and such other accounts established by the Shareholder and affiliated with the Fidelity charitable gift fund.

                  "Person" means any individual, business, trust, unincorporated association, corporation, partnership, joint venture, limited liability company or other entity of any kind.

                  "Private Sale" means any sale other than pursuant to an underwritten public offering or pursuant to Rule 144 under the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Subsidiary" means, with respect to any entity, any other entity of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by such entity.

                  "Total Voting Power" means the maximum number of votes that the holders of the Company's capital stock are entitled (determined without regard to the voting provisions of this Agreement) to vote generally in the election of directors (except to the extent such voting rights are contingent upon dividend arrearages or similar circumstances).

                  "Transfer" has the meaning specified in Section 3.1(i).

                  "Voting Securities" means all classes of the Company's capital stock that are entitled by their terms (and determined without regard to the voting provisions of this Agreement) to vote generally in the election of directors and all options, rights, warrants and other securities convertible into, or exercisable or exchangeable for, any shares of such capital stock.

                                   SECTION 2

                             SHAREHOLDER ACTIVITIES

2.1 CERTAIN AGREEMENTS. The Shareholder agrees that, except as specifically permitted or contemplated by this Agreement or unless previously approved in writing by the Company upon the approval of a majority of the Independent Directors, the Shareholder and each of its Affiliates will not in any manner, directly or indirectly acting alone or in concert with others:

(i) acquire, or offer or agree, attempt, seek or propose to acquire, directly or indirectly, any equity securities or property of the Company or any of its successors or subsidiaries (or any direct or indirect beneficial ownership, rights, options or interests therein), except that Permitted Transferees may acquire shares of Company Common Stock from the Shareholder in accordance with the terms of this Agreement;

(ii) solicit proxies or consents or become a "participant" in a "solicitation" (as such terms are defined or used in Regulation 14A under the Exchange Act), of proxies or consents with respect to securities of the Company or any of its successors or subsidiaries or initiate any shareholder proposal or "election contest" (as such term is defined or used in Rule 14a-11 of the Exchange Act) with respect to the Company or any of its successors or subsidiaries or, directly or indirectly, act to encourage, or induce others to take any such action;

(iii) take any public action for the purpose of convening a shareholders meeting of the Company or any of its successors or subsidiaries or, directly or indirectly, act to encourage, or induce others to take such action;

(iv) except as may be required by applicable laws, rules or regulations, make any public announcement or disclosure relating to the acquisition of Voting Securities or a merger, business combination, sale of assets, liquidation, restructuring, recapitalization or other extraordinary corporate transaction relating to the Company or any of its successors or subsidiaries;

(v) deposit Voting Securities into a voting trust or subject Voting Securities to voting agreements, except as provided in Section 6.1 hereof, or grant any proxy with respect to any Voting Securities to any person not designated by the Company who is not an officer, director or employee of Shareholder;

(vi) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of acquiring, holding, voting or disposing of securities of the Company or any of its successors or subsidiaries or otherwise with respect to the Company or taking any other actions restricted or prohibited under any clause of this Section 2.1;

(vii) disclose publicly any intention, plan or arrangement inconsistent with the foregoing or the other provisions of this Agreement relating to any Voting Securities; or

(viii) enter into any discussions, negotiations, arrangements or understandings with any third party with a view to, or advising, aiding, abetting, soliciting, inducing or encouraging, any action prohibited by any of the foregoing.


                                   SECTION 3

                            RESTRICTIONS ON TRANSFER

3.1 TRANSFER RESTRICTIONS. The Shareholder will not, at any time:

(i) Directly or indirectly, sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose, or offer to sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose (collectively, "Transfer"), any shares of Company Common Stock within 90 days after the date of this Agreement except to any Permitted Transferee;

(ii) Transfer any Company Common Stock to any transferee (other than Permitted Transferees) unless prior thereto, at least a majority of the Independent Directors shall have specifically expressed in a resolution that such transferee is not a competitor of the Company, which resolution shall be voted upon by the Independent Directors at least ten (10) Business Days after receiving a written request from the Shareholder therefor;

(iii) Transfer in the aggregate, in one or more transactions, Company Common Stock representing more than 2.5% of the Total Voting Power to any single transferee or group of related transferees (other than Permitted Transferees);

(iv) Transfer Company Common Stock to any transferee or group of related Transferees (other than Permitted Transferees) that, following such Transfer, would own more than 2.5% of the Total Voting Power; or

(v) Transfer Series E Preferred Stock or any other capital stock of the Company (other than Company Common Stock in accordance with this Section 3.1) to any Person (other than Permitted Transferees).

3.2 MARKET STANDOFF. The Shareholder shall not, to the extent requested by the Company and any underwriter of Company Common Stock or other securities of the Company, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by it for a period of up to 90 days following the commencement date of a public offering of such Company Common Stock or other securities of the Company.

3.3 STOP TRANSFER ORDER. The Company shall not be required (i) to transfer on its books any Company Common Stock or other capital stock of the Company that shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Company Common Stock or accord the right to vote as such owner or pay dividends to any transferee to whom such Company Common Stock or other capital stock of the Company shall have been so transferred in violation of any the provisions set forth in this Agreement. Any purported transfer of Company Common Stock or other capital stock of the Company by any holder that is not in compliance with the terms and conditions of this Agreement shall be void, and the transferee under any such purported transfer shall acquire no title or ownership thereby. The Shareholder hereby agrees to the entry of a stop transfer order with the transfer agent or agents of the Company against the transfer of Company Common Stock and other capital stock of the Company except in compliance with the requirements of this Agreement.

3.4 LEGEND. To assist in effectuating the provisions of this Agreement, the Shareholder hereby consents to the placement of the following legend on all certificates representing the capital stock of the Company beneficially owned by it until termination of this Agreement:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE SHAREHOLDER AND THE COMPANY AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE SECRETARY OF THE COMPANY.

3.5 PERMITTED TRANSFEREES; OTHER TRANSFEREES. No Person shall be a Permitted Transferee hereunder unless (i) such Person shall agree in writing to be bound by the terms of this Agreement and (ii) if such person is a Wholly Owned Subsidiary, such Person shall agree in writing for the benefit of the Company that at any time such Person ceases to be a Wholly Owned Subsidiary, such Person shall transfer back to the Shareholder any Company Common Stock acquired from the Shareholder. Other than Permitted Transferees, no transferee of Company Common Stock from the Shareholder pursuant to the terms of this Agreement shall be bound by this Agreement.

                                   SECTION 4

                             RIGHT OF FIRST REFUSAL

4.1 RIGHT OF FIRST REFUSAL. Prior to making any sale, transfer or other disposition of Company Common Stock in a Private Sale to any Person (other than Permitted Transferees), and subject to the provisions of Section 3, the Shareholder shall give the Company the opportunity to purchase such securities in the following manner:

(i) The Shareholder shall give notice (the "Transfer Notice") to the Company in writing of such intention specifying the number of shares of Company Common Stock proposed to be sold or transferred to one or more bona fide third party transferees, the proposed aggregate price of the Company Common Stock to be transferred, which shall be in cash only and not subject to a financing condition (the "Transfer Consideration"), the identity of the transferee and the other material terms upon which such transfer is proposed to be made.

(ii) The Company shall have the right, exercisable by written notice given by the Company to the Shareholder within three (3) Business Days (except as such date may be extended as provided below) after receipt of the Transfer Notice, to purchase (or to cause a Person designated by the Company to purchase) all of the shares of Company Common Stock specified in such Transfer Notice for cash in an amount equivalent to the Transfer Consideration and otherwise upon substantially the same terms and conditions set forth in the Transfer Notice.

(iii) If the Company or its assigns exercises the right of first refusal hereunder, the closing of the purchase of the Company Common Stock with respect to which such right has been exercised shall take place on such date as the Company and the Shareholder shall agree, which (A) if the Transfer Consideration is equal to or greater than $3.0 million, shall be within 20 days after the Company or its assigns gives notice of such exercise and (B) if the Transfer Consideration is less than $3.0 million, shall be within 10 days after the Company or its assigns gives notice of such exercise, which period of time shall, in each case, be extended, as necessary, in order to comply with applicable securities and other applicable laws and regulations. Upon exercise of its right of first refusal, the Company or its assigns and the Shareholder shall be legally obligated to consummate the purchase contemplated thereby and shall use their reasonable best efforts to secure any approvals required in connection therewith.

(iv) If neither the Company nor its assigns exercise the right of first refusal under this Section 4 with respect to proposed transfers of Company Common Stock within the three (3) Business Day time period specified for such exercise, the Shareholder shall be free (without regard to the provisions of Section 5), during the period of 45 days following the expiration of such time for exercise, to sell the Company Common Stock on terms no less favorable to the Shareholder than those presented to the Company in the Transfer Notice at a price not less than the Transfer Consideration. If the Shareholder does not consummate such a sale within such 45-day period, it shall be required to comply with this Section 4 or, if applicable, Section 5 prior to making, or offering to make, any sale, transfer or other disposition of Company Common Stock.

4.2 ASSIGNMENT OF RIGHT OF FIRST REFUSAL. The Company may assign its rights under Section 4.1 hereof to other persons who shall then be entitled to purchase such securities.

                                   SECTION 5

                              RIGHT OF FIRST OFFER

5.1 SHAREHOLDER OFFERS. Prior to making any offer to sell, transfer or otherwise dispose of any shares of Company Common Stock to any Person (other than any Permitted Transferee) pursuant to an underwritten public offering or pursuant to Rule 144 under the Securities Act, the Shareholder shall give the Company three
(3) Business Days prior written notice (the "Offer"), of the Shareholder's desire to sell shares of Company Common Stock (the "Offered Securities"), stating the number of shares of Company Common Stock to be offered and the other material terms of such proposed sale. Such notice shall include a representation to the Company that the Shareholder has a good faith intention to sell such shares of Company Common Stock on the terms specified therein. The Offer shall constitute an offer by the Shareholder, irrevocable for three (3) Business Days, to the Company for all of the Offered Securities at a price per share equal to the Market Price and otherwise on the terms specified in the Offer.

5.2 ACCEPTANCE OF OFFER. Within three (3) Business Days after receipt of an Offer, the Company may elect to provide written notice to the Shareholder (an "Acceptance Notice") that the Company has elected to purchase all of the Offered Securities. If the Company fails to provide an Acceptance Notice to the Shareholder by the end of such three (3) Business Day period, the Company shall be deemed to have elected not to purchase the Offered Securities.

5.3 CLOSING. The closing of any sale of Offered Securities shall take place on such date as the Company and the Shareholder shall agree, which (i) if the aggregate Market Price of the Offered Securities is equal to or greater than $3.0 million, shall be within 20 days after the date of the Acceptance Notice and (ii) if the aggregate Market Price of the Offered Securities is less than $3.0 million, shall be within 10 days after the date of the Acceptance Notice (subject in each case to extension to comply with applicable securities and other applicable laws and regulations related to the transfer of the Offered Securities to the Company).

5.4 LIMITATION OF RIGHTS. If the Company does not elect to purchase the Offered Securities within the three (3) Business Day period specified in Section 5.2 hereof, then the Shareholder must sell all (without regard to the provisions of Section 4), but not less than all, of the Offered Securities at not less than the applicable Market Price and otherwise on terms no less favorable to the Shareholder than those presented to the Company in the Offer on or before the 90th day following the expiration of the three (3) Business Day period in
Section 5.2 hereof (subject to extension to comply with applicable securities and other applicable laws and regulations related to the transfer of the Offered Securities from the Shareholder to the purchasers). If the Offered Securities have not been sold within such 90-day period (as extended, if necessary, pursuant to the preceding sentence), then the Shareholder may not sell any Offered Securities unless it provides the Company with a new Offer pursuant to
Section 5.1 hereof.

5.5 ASSIGNMENT OF RIGHT OF FIRST OFFER. The Company may assign its rights under this Section 5 to other persons who shall then be entitled to accept the Offer and purchase such securities.

                                   SECTION 6

                                VOTING PROVISIONS

6.1 VOTING BY SHAREHOLDER. With respect to the election of directors of the Company, for a period of three (3) years after the date of this Agreement, the Shareholder shall vote and cause to be voted all shares of Company Common Stock directly or indirectly owned by the Shareholder in the manner recommended to shareholders by the Company's Board of Directors (so long as (i) such Board of Directors includes at least one member designated by the Shareholder or (ii) at the time of such vote, the Shareholder beneficially owns at least 5% of the Total Voting Power). With respect to all other matters submitted to the vote of the shareholders of the Company, for a period of three (3) years after the date of this Agreement (except with respect to (i) a proposed business combination or other transaction that would result in a Change of Control or (ii) if, at the time of such vote the Shareholder beneficially owns at least 10% of the Total Voting Power, a proposed Dilutive Transaction; provided, however, that if one or more of the Shareholder's designees to the Company's Board of Directors votes in favor of any such proposed Dilutive Transaction or Change of Control, the Shareholder shall vote in favor of such transaction) the Shareholder shall vote all shares of Company Common Stock owned by it in the same proportion as all other shareholders of the Company vote on any such matter.

6.2 PRESENCE FOR QUORUM. The Shareholder and its Affiliates, as holders of Company Common Stock, shall be present, in person or by proxy, at all meetings of shareholders of the Company with respect to which Shareholder receives notice so that all shares of Company Common Stock directly or indirectly owned by it and its Affiliates may be counted for the purpose of determining the presence of a quorum at such meetings.

                                   SECTION 7

                              BOARD REPRESENTATION

7.1 DIRECTOR NOMINEES. Until such time as the Shareholder beneficially owns less than 5% of the Total Voting Power, the Shareholder will be entitled to designate one person (who shall be Thomas Unterman or any other officer of the Shareholder reasonably satisfactory to the Independent Directors) as a nominee for election to the Company's Board of Directors. If at any time when the Shareholder beneficially owns at least 5% of the Total Voting Power, the total number of members of the Company's Board of Directors is increased to ten (10), the Shareholder shall be entitled to designate an additional person (who shall be any officer of the Shareholder reasonably satisfactory to the Independent Directors) as a nominee for election to the Company's Board of Directors. If at any time when the Shareholder beneficially owns at least 5% of the Total Voting Power, the total number of members of the Company's Board of Directors is increased to a number greater than ten (10), the number of persons that the Shareholder shall be entitled to designate as nominees for election to the Company's Board of Directors shall be increased (provided that each such designee shall be an officer of the Shareholder reasonably satisfactory to the Independent Directors) so that the proportion of Shareholder designees to total members of the Company's Board of Directors shall approximate (as closely as possible) the proportion of shares of Company Common Stock beneficially owned by the Shareholder to the total outstanding shares of Company Common Stock. If Shareholder sells, transfers or otherwise disposes of any Company Common Stock, the number of persons that the Shareholder shall be entitled to designate as nominees for election to the Company's Board of Directors shall be decreased so that the proportion of Shareholder designees to total members of the Company's Board of Directors shall approximate (as closely as possible) the proportion of shares of Company Common Stock beneficially owned by the Shareholder to the total outstanding shares of Company Common Stock; provided that Shareholder shall continue to have the right to designate at least one nominee until such time as Shareholder beneficially owns less than 5% of the Total Voting Power.

7.2 SOLICITATION OF PROXIES; NO TRANSFER. The Company agrees to solicit proxies for, and recommend that its shareholders vote in favor of, each of the designees nominated for election to the Company's Board of Directors by the Shareholder. If a designee shall cease to be a director of the Company for any reason other than expiration of his or her term and the Shareholder shall at such time beneficially own at least 5% of the Total Voting Power, the Company shall promptly, upon the request of the Shareholder, use its reasonable best efforts to cause the election or appointment of a person selected by the Shareholder (who shall be any officer or director of the Shareholder reasonably satisfactory to the Independent Directors) to replace such designee. The right to designate directors of the Company pursuant to this Section 7 is personal to the Shareholder and may not be transferred in any manner without the consent of the Independent Directors.

                                   SECTION 8

                                EQUITY ACCOUNTING

                  If the Shareholder elects to account for its investment in the Company pursuant to the equity method, if requested by the Shareholder, the Company will furnish to the Shareholder information that is required by generally accepted accounting principles to enable the Shareholder to account for its investment in the Company pursuant to the equity method, to the extent reasonably available to the Company.

                                   SECTION 9

                                  MISCELLANEOUS

9.1 TERMINATION. This Agreement shall terminate upon the earliest to occur of the following: (i) the fifth anniversary of the date of this Agreement; (ii) the date on which the Shareholder, together with the Times Mirror Foundation and the L.A. Times Fund, beneficially owns less than 5% of the Total Voting Power; and
(iii) a Change of Control; provided, however, that the provisions of Sections 1, 2 and 9 shall not terminate upon the occurrence of the date in clause (ii) above and shall terminate upon the earlier to occur of the date set forth in clause
(i) or clause (iii).

9.2 SPECIFIC ENFORCEMENT. The Company and the Shareholder acknowledge and agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and it would be extremely impracticable and difficult to measure damages. Accordingly, in addition to any other rights and remedies to which the parties may be entitled by law or equity, the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provision of this agreement and to enforce specifically the term and provisions hereof, and the parties expressly waive (a) the defense that a remedy in damages will be adequate and
(b) any requirement, in an action for specific performance, for the posting of a bond.

9.3 GOVERNING LAW. This Agreement shall be governed and construed in all respects in accordance with the laws of the State of Florida. The Company and the Shareholder each hereby consents to personal jurisdiction in any action brought with respect to this Agreement and the transactions contemplated hereby in the United States District Court for the Southern District of Florida. The

Company and the Shareholder each also agrees that service of process may be accomplished pursuant to the provisions of Section 9.8 hereof.

9.4 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

9.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Merger Agreement and the Ancillary Agreements (as defined in the Merger Agreement) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

9.6 PUBLICITY. Neither the Company nor the Shareholder shall issue any press release or otherwise make an public statement with respect to the transactions contemplated by this Agreement without consulting the other party, except as may be required by applicable law or regulation.

9.7 CONFIDENTIALITY. The Shareholder acknowledges and agrees that any information or data it has acquired from the Company, not otherwise properly in the public domain, was received in confidence. The Shareholder agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any such confidential information of the Company.

9.8 NOTICES, ETC. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by telex or telecopier (with receipt confirmed), or one Business Day following deposit with overnight courier or three Business Days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

         If to the Company:

         Big Entertainment, Inc.
         2255 Glades Road, #237W
         Boca Raton, Florida  33431-7383
         Attention:        President
         Facsimile:        (561) 998-2970
         with a copy to:

         Weil, Gotshal & Manges LLP
         767 Fifth Avenue
         New York, New York  10153
         Attention:        Howard Chatzinoff, Esq.
         Facsimile:        (212) 735-4989

         If to the Shareholder:

         The Times Mirror Company
         220 West First Street
         Los Angeles, California  90012
         Attention:  Thomas Unterman
         Facsimile:        (213) 237-3705

         with a copy to:

         The Times Mirror Company
         220 West First Street
         Los Angeles, California 90012
         Attention:        William A. Niese, Esq.
         Facsimile:        (213) 237-7696

9.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

9.10 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.11 FACSIMILE SIGNATURES. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

9.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                  The foregoing agreement is hereby executed as of the date first above written.


                             BIG ENTERTAINMENT, INC.

                             By: /s/  Mitchell Rubenstein
                                 -------------------------------------------
                                 Name: Mitchell Rubenstein
                                 Title: Chief Executive Officer


                            THE TIMES MIRROR COMPANY

                            By:  /s/  Thomas Unterman
                                 -------------------------------------------
                                 Name: Thomas Unterman
                                 Title: Executive Vice President &
                                        Chief Financial Officer

                                                                     Exhibit B

                                     FORM OF
                          REGISTRATION RIGHTS AGREEMENT


            This Registration Rights Agreement (this "Agreement")is entered into effective as of _____________, 1999 by and between BIG ENTERTAINMENT, INC., a Florida corporation ("Big"), and THE TIMES MIRROR COMPANY, a Delaware corporation (the "Shareholder").

            WHEREAS, Big and the Shareholder are parties to that certain Agreement and Plan of Merger dated as of January 10, 1999 (the "Merger Agreement") providing for the acquisition by Big of HOLLYWOOD ONLINE INC., a California corporation ("Hollywood") from the Shareholder pursuant to a merger of BIG ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Big, with and into Hollywood (the "Merger");

            WHEREAS, as consideration for the Merger, the Shareholder will receive (i) __________ shares of Big's Common Stock, par value $.01 per share (the "Big Common Stock")and (ii) if issued pursuant to the Merger Agreement, __________ shares of Big's Series E Preferred Stock, par value $.01 per share (the "Big Preferred Stock";

            WHEREAS, Big and the Shareholder wish to provide for and acknowledge certain arrangements and understandings following the Merger; and

            WHEREAS, the consummation of the Merger is conditioned upon the execution of this Agreement.

            NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

1. DEFINITIONS. Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Merger Agreement.




NYFS05...:\41\26141\0006\1916\AGR1069P.48G

2.    REGISTRATION RIGHTS.

                  (a) Registration Upon Request. (i) At any time, and from time to time, commencing on the Effective Date, upon the written request (the "Notice") of any Qualified Holder(s) (as hereinafter defined) requesting that Big effect the registration under the Securities Act of 1933, as amended (the "Securities Act") of Registrable Securities (as hereinafter defined) to be sold in a firm commitment underwritten public offering for cash, which, in the aggregate, constitute at least 20% of the shares of Registrable Securities issued to the Shareholder pursuant to the Merger for each registration hereunder, Big shall (within forty-five (45) days of the receipt of such Notice) file with the Commission a registration statement to register under the Securities Act (a "Demand Registration") the Registrable Securities which Big has been requested to register and use its best efforts to, as expeditiously as may be practicable, have such registration statement declared effective by the Commission, provided that no Qualified Holder(s) shall be permitted to request a Demand Registration within three (3) months of the effective date of any registration statement for equity securities of Big (other than on Form S-4 or Form S-8 or any successor or similar form). A request for a Demand Registration will not count as the use of such right unless the registration statement to which it relates is declared effective under the Securities Act and remains effective for a period (not less than three (3) months sufficient to allow for the orderly sale of the Registrable Securities covered thereby, except that such exercise shall count if such registration statement is withdrawn because the Qualified Holders, for any reason whatsoever, determine not to proceed with such registration; provided, however, if any Qualified Holder should elect to withdraw its Registrable Securities from the registration as a result of the proration provisions of Section 3(a) or 3(b) in which such Qualified Holder is not permitted to register at least fifty percent (50%) of the number of shares requested by such Qualified Holder to be registered in such registration (a "50% Withdrawal"), then such request for registration shall not be considered a Demand Registration for purposes of Section 2(a)(iii)(B).

                  (ii) Within ten (10) Business Days of receipt of the Notice by Big, Big shall provide notice (the "Holder Notice") to all Qualified Holders of such demand. The Holder Notice shall set forth, at a minimum, the number and class of Registrable Securities to be registered, the proposed date of filing of the related registration statement, and the proposed means of distribution of such Registrable Securities, and the proposed managing underwriter or underwriters of such Registrable Securities. Upon the written request of any Qualified Holder delivered to Big within five (5) days after its receipt of such Holder Notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Qualified Holder and the intended method of disposition thereof), such Registrable Securities of such Qualified Holder shall be included in such registration statement as if such Qualified Holder had joined in such demand.

                  (iii) It is hereby agreed that (A) if Big shall have previously effected a Demand Registration pursuant to this Section 2(a), it shall not be required to effect a subsequent Demand Registration until a period of at least one hundred twenty (120) days shall have elapsed from the effective date of the registration statement used in connection with such previous Demand Registration and (B) Big shall not be required to effect more than four (4) Demand Registrations pursuant to this Section 2(a).

                  (iv) If any Demand Registration pursuant to this Section 2(a) is proposed to be effected by means of the use of Form S-3 (or any similar short-form registration statement which is a successor to Form S-3) and the managing underwriter shall advise Big in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be effected by the use of such other permitted form.

                  (v) As used in this Agreement, the term "Registrable Securities" means any and all (A) shares of Big Common Stock received by the Qualified Holders in the Merger or upon conversion of the Big Preferred Stock received, if any, by the Qualified Holders in the Merger in exchange for the shares of common stock of Hollywood beneficially owned by them on the date hereof, and (B) any other of Big Common Stock issued or issuable with respect to any shares of Big Common Stock or Preferred Stock described in clause (A) above by way of a stock dividend or stock split or in connection with a combination, exchange, reorganization, recapitalization or reclassification of Big securities, or pursuant to a merger, consolidation or other similar business combination transaction involving Big. Reference in this Section 2(a) to specified numbers of shares shall be equitably adjusted to reflect any such occurrences referred to in the preceding sentence.

                  (vi) As to any particular Registrable Securities, such securities shall cease to constitute Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with the methods contemplated by the registration statement, (B) such securities shall have been sold in satisfaction of all applicable conditions to the resale provisions of Rule

144 under the Securities Act (or any successor provision thereto), (C) such securities shall have been transferred, new certificates evidencing such securities without legends restricting further transfer shall have been delivered by Big, and subsequent public distribution of such securities shall neither require registration under the Securities Act nor qualification (or any similar filing) under any state securities or "blue sky" law then in effect, or
(D) such securities shall have ceased to be issued and outstanding.

                  (vii) The term "Qualified Holder(s)" means the Shareholder and any Permitted Transferee as such term is defined in that certain Shareholder Agreement, by and between Big and the Shareholder dated as of a date equal herewith. The term "Majority Qualified Holders" means a majority in interest of the Qualified Holders participating in a registration of Registrable Securities pursuant hereto.

                  (viii) It is hereby further agreed that with respect to any Demand Registration requested pursuant to Section 2(a), Big may defer the filing or effectiveness of any registration statement related thereto for a reasonable period of time not, to exceed ninety (90) days after a request by any of the Qualified Holders if (A) Big is, at such time, in the process of preparing, filing or going effective on an underwritten public offering of Big Common Stock ("Big Common Stock Offering") and is advised in writing by its managing underwriter(s) that such offering would in its or their opinion be materially and adversely affected by such filing or (B) the Board of Directors of Big reasonably determines, in its good faith judgment, that any such filing or the offering of any Registrable Securities would materially impede, delay or interfere with any material proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving Big; provided that, with respect to clause (B), Big gives the Qualified Holders written notice of such determination and a copy of the resolution of the Big Board of Directors with regard thereto; and provided further, however, with respect to both clauses (A) and (B), Big shall not be entitled to postpone such filing or effectiveness if, within the preceding twelve (12) months, it had effected one (1) postponement pursuant to this paragraph (viii) and, following such postponements, the Registrable Securities to be sold pursuant to the postponed registration statements were not sold (for any reason); provided further, however, that, during the period commencing ninety (90) days after the Effective Date and ending one hundred and twenty (120) days thereafter, Big shall not so postpone the filing or effectiveness of the first Demand Registration requested pursuant to this Section 2(a) for more than thirty (30) days.

            (b) Piggyback Registration. If at any time Big proposes to register shares of Big Common Stock under the Securities Act; whether proposed to be offered for sale by Big or any other person (other than a registration on Form S-4 or Form S-8, or any successor or similar forms), in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time promptly give written notice to all Qualified Holders of its intention to do so, of the registration form of the Commission that has been selected by Big, the number and class of securities so proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such securities, any proposed managing underwriter or underwriters of such securities and, if applicable, a good faith estimate by Big of the proposed maximum offering price thereof, as such price is proposed to appear on the facing page of such registration statement (the "Section 2(b) Notice"). Big will use its best efforts to include in the proposed registration all Registrable Securities that Big is requested in writing, within fifteen (15) days after the Section 2(b) Notice is given, to register by the Qualified Holders thereof; provided, however, that (A) if, at any time after giving written notice of its intention to register shares of Big Common Stock and prior to the effective date of the registration statement filed in connection with such registration, Big shall determine for any reason not to register such equity securities, Big may, at its election, give written notice of such determination to all Qualified Holders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration (but not from its obligation to pay any Registration Expenses to the extent incurred in connection therewith), without prejudice, however, to the rights of Qualified Holders under Section 2(a) hereof and (B) in case of such a determination by Big to delay registration of Big Common Stock pursuant to clause (A) of this Section 2(b), Big shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such Big Common Stock. No registration effected under this Section 2(b) shall relieve Big of its obligations to effect Demand Registrations under
Section 2(a) and, notwithstanding anything to the contrary in Section 2(a), no Qualified Holder shall have the right to require Big to register any Registrable Securities pursuant to Section 2(a) until the later of (A) the completion of the distribution of the securities offered and registered pursuant to the Section 2(b) Notice and (B) ninety (90) days after the date a registration statement effected under this Section 2(b) is declared effective.

            (c) Registration and Qualification.

            In connection with Big's registration obligations under Sections 2(a) and 2(b) hereof, Big shall effect such registrations on the appropriate form available for the sale of the Registrable Securities to permit the sale of Registrable Securities in accordance with the method or methods of disposition thereof specified by the Qualified Holders of such Registrable Securities, and pursuant thereto Big shall:

                  (i) No fewer than ten (10) Business Days prior to the initial filing of a registration statement or prospectus and no fewer than four (4) Business Days prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the Qualified Holders of Registrable Securities, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Qualified Holders, their counsel and such underwriters, if any, and cause the officers and directors of Big, counsel to Big and independent certified public accountants to Big to respond to such inquiries as shall be necessary, in the opinion of respective counsel to such Qualified Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act with respect thereto. Big shall not file any such registration statement or prospectus or any amendments or supplements thereto to which the Qualified Holders of a majority of outstanding Registrable Securities, their counsel, or the managing underwriters, if any, shall reasonably object on a timely basis (within five (5) and three (3) Business Days of receipt thereof, in the case of the filing and amendment or supplement, respectively);

                  (ii) Prepare and file with the Commission such amendments, including post-effective amendments, to each registration statement as may be necessary to keep such registration statement continuously effective for the applicable time period; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement as so amended or in such prospectus as so supplemented;

                  (iii) Notify the Qualified Holders of Registrable Securities to be sold, their counsel and the managing underwriters, if any, promptly, (and, in the case of clause (A) (1) below, in no event less than five (5) Business Days prior to such filing) and (if requested by any such Person), confirm such notice in writing, (A) (1) when a prospectus or any prospectus supplement or post-effective amendment is being filed, and, (2) with respect to a registration statement or any post-effective amendment, when the same has become effective,
(B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (C) of the issuance by the Commission, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (D) if at any time any of the representations and warranties of Big contained in any agreement (including any underwriting agreement) contemplated hereby cease to be true and correct in all material respects, (E) of the receipt by Big of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (F) of the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and so that, in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (iv) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any order enjoining or suspending the use or effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any United States jurisdiction, at the earliest practicable moment;

                  (v) If requested by the managing underwriters, if any, or the Qualified Holders of a majority of outstanding Registrable Securities being sold in connection with such offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and a majority of the Qualified Holders agree and reasonably propose should be included therein, and (ii) make all required filings of such prospectus supplement or such post- effective amendment as soon as practicable after Big has received notification of the matters reasonably proposed to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that Big shall not be required to take any action pursuant to this Section 2(d) that would, in the opinion of outside counsel for Big, violate applicable law;

                  (vi) Furnish to each Qualified Holder, their counsel and each managing underwriter, if any, without charge, at least one conformed copy of each registration statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by any such Person (including those previously furnished or incorporated by reference) as soon as practicable after the filing of such documents with the Commission;

                  (vii) Deliver to each Qualified Holder, their counsel, and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons reasonably request; and Big hereby consent to the use of such prospectus and each amendment or supplement thereto by each of the selling Qualified Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto, as contemplated thereby;

                  (viii) Prior to any public offering of Registrable Securities, use its reasonable best efforts: (i) to register or qualify or cooperate with the Qualified Holders of Registrable Securities to be sold, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue sky laws of such jurisdictions within the United States as any Qualified Holder or underwriter reasonably requests in writing; and (ii) to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by such registration statement; provided, however, that Big shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject Big to any tax in any such jurisdiction where it is not then so subject;

                  (ix) Use its reasonable best efforts to cause the Registrable Securities covered by the registration statement, and the offering thereof, to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling Qualified Holder's business, in which case Big will cooperate in all reasonable respects with the filing of such registration statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities; provided, however, that Big shall not be required to register the Registrable Securities in any jurisdiction that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject Big to any tax in any such jurisdiction where it is not then so subject or to require Big to qualify to do business in any jurisdiction where it is not then so qualified;

                  (x) Upon the occurrence of any event contemplated by Section 2(c)(iii)(D), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to each registration statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (xi) To the extent not previously so listed, use its reasonable best efforts to list prior to the effective date of such registration statement, subject to notice of issuance, the Registrable Securities covered by such registration statement on any securities exchange on which securities of the same class are then listed or, if such class is not then so listed, to have the Registrable Securities accepted for quotation for trading on the NASDAQ National Market System (or a comparable interdealer quotation system then in effect);

                  (xii) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings containing indemnification provisions and procedures no less favorable to the selling

Qualified Holders and the underwriters, if any, than those set forth in Section 2(e) hereof (or such other provisions and procedures acceptable to Qualified Holders of a majority of outstanding Registrable Securities covered by such registration statement and the managing underwriters) and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Qualified Holders of a majority of outstanding Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration: (A) make such representations and warranties to the Qualified Holders of such Registrable Securities and the underwriters, if any, with respect to the business of Big and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (B) obtain opinions of counsel to Big and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsel to the Qualified Holders of the Registrable Securities being sold), addressed to each selling Qualified Holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters; (C) unless not permitted to be issued under an applicable Statement of Accounting Standards, obtain "cold comfort" letters and updates thereof from the independent certified public accountants of Big (and, if necessary, any other independent certified public accountants of any subsidiary of Big or of any business acquired by Big for which financial statements and financial data is, or is required to be, included in the registration statement), addressed to each selling Qualified Holder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and (D) deliver such documents and certificates as may be reasonably requested by the Qualified Holders of a majority of outstanding Registrable Securities being sold, their counsel or the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 2(c)(xii)(A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by Big;

                  (xiii) Make available for inspection by a representative of the Qualified Holders of a majority of outstanding Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, consultant or accountant retained by such selling Qualified Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of Big and its subsidiaries, and cause the officers, directors, agents and employees of Big and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with a registration; provided, that any records, documents and other information designated by Big as confidential shall be kept confidential by such Persons unless disclosure of any such record, document or other information is required by law or by a court or administrative order, in which case such record, document or information shall be disclosed only to the extent required to comply with such law or order;

                  (xiv) Use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act), no later than forty-five (45) days after the end of any 12-month period (or ninety (90) days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of Big after the effective date of a registration statement, which statement shall cover said period, consistent with the requirements of Rule 158; and

                  (xv) If so requested by the Majority Qualified Holders of the Securities being sold in connection with such offering, promptly amend the relevant registration statement, by post-effective amendment or otherwise, to reflect any change in the plan or method of distribution of the Registrable Securities being sold in connection with such registration.

      Big may require any Qualified Holder to furnish Big such information regarding such Qualified Holder and the distribution of Registrable Securities by such Qualified Holder as Big may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection with any registration.

      If any such registration statement refers to any Qualified Holder by name or otherwise as the Qualified Holder of any securities of Big, then such Qualified Holder shall have the right to require (A) the insertion therein of language, in form and substance reasonably satisfactory to such Qualified Holder, to the effect that the holding by such Qualified Holder of such securities is not to be construed as a recommendation by such Qualified Holder of the investment quality of Big's securities covered thereby and that such holding does not imply that such Qualified Holder will assist in meeting any future financial requirements of Big, or (B) in the event that such reference to such Qualified Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Qualified Holder in any amendment or supplement to the registration statement filed or prepared subsequent to the time that such reference ceases to be required.

            (d) Registration Expenses. Whether or not any registration statement prepared and filed pursuant to this Section 2 is declared effective by the Commission (except where a Demand Registration is terminated, withdrawn or abandoned at the written request (other than pursuant to a 50% Withdrawal) of the Majority Qualified Holders), Big shall pay all expenses incident to Big's performance of or compliance with the registration requirements of this Agreement, including, without limitation, the following: (A) all Commission and any NASDAQ registration and filing fees and expenses; (B) any and all expenses incident to its performance of, or compliance with, this Agreement, including, without limitation, any allocation of salaries and expenses of Big personnel or other general overhead expenses of Big, or other expenses for the preparation of historical and pro forma financial statements or other data normally prepared by Big in the ordinary course of its business; (C) all listing, transfer and/or exchange agent and registrar fees; (D) fees and expenses in connection with the qualification of the Registrable Securities under securities or "blue sky" laws including reasonable fees and disbursements of counsel for the underwriters in connection therewith; (E) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or by the Qualified Holders of a majority of outstanding Registrable Securities included in any registration statement) (F) messenger, telephone and delivery expenses; and (G) fees and out-of-pocket expenses of counsel for Big and its independent certified public accountants (including the expenses of any audit, review and/or "cold comfort" letters) and other persons, including special experts, retained by Big (collectively, clause (A) through (G), "Registration Expenses"); provided, however, that Big shall not be required to pay, and the Qualified Holders shall pay, all fees and out-of-pocket expenses of more than one counsel selected by the Qualified Holders or any discounts, commissions or fees of underwriters, selling brokers and dealers relating to the distribution of the Registrable Securities.

            (e)  Indemnification; Contribution.

                  (i) Big shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless, each Qualified Holder of Registrable Securities, the officers, directors, partners, agents, investment advisors and employees of each of them, each Person who controls any such Qualified Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, agents and employees of each such controlling Person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, legal or other expenses reasonably incurred in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection therewith) and expenses, including expenses of investigation (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent that (a) the untrue statement or omission in the form of a preliminary prospectus was corrected in the final prospectus or
(b) such are based upon information regarding such Qualified Holder furnished in writing to Big by or on behalf of such Qualified Holder expressly for use therein to the extent that such information was reasonably relied on by Big in the preparation thereof. The obligations of Big to each Indemnified Party shall be separate obligations, and the liability of Big to any Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder.

                  (ii) In connection with any registration statement in which a Qualified Holder of Registrable Securities is participating, such Qualified Holder of Registrable Securities shall furnish to Big in writing such information as Big reasonably requests for use in connection with any registration statement or prospectus and each Qualified Holder agrees, severally and not jointly, to indemnify and hold harmless Big, its directors, officers, agents and employees, each Person who controls Big (within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act), and the directors, officers, agents or employees of each such controlling Person, to the fullest extent lawful, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising out of or based upon any untrue statement of a material fact contained in any registration statement, prospectus, or form of prospectus, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Qualified Holder to Big expressly for use in such registration statement or prospectus and that such information was reasonably relied upon by Big in preparation of such registration statement, prospectus or form of prospectus. In no event shall the liability of any selling Qualified Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Qualified Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (iii) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party promptly shall so notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection therewith; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations pursuant to this Section 2(e), except to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to review or appeal) that such failure shall have materially prejudiced the Indemnifying Party, and provided further, that such failure to give notice shall not relieve the Indemnifying Party from any liability which it may have otherwise than under this Section 2(e).

                  Any such Indemnified Party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed to pay such fees and expenses; or (ii) the Indemnifying Parties shall have failed promptly to assume the defense of such action, claim or proceeding and to employ counsel reasonably satisfactory to such Indemnified Party or Parties in any such action, claim or proceeding; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such Indemnified Party or Parties and one or more of the Indemnifying Parties, and such Indemnified Parties shall have been advised in writing by counsel to the Indemnifying Party or Parties that a conflict of interest may exist if such counsel represents such Indemnified Party or Parties and one or more of the Indemnifying Parties (in which case, if any such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties), it being understood, however, that, the Indemnifying Parties shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by the Indemnified Parties. No Indemnifying Party shall be liable for any settlement of any such Proceeding made without its written consent. No Indemnifying Party shall, without the prior written consent of each Indemnified Party, effect any settlement of any proceeding unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are or may be the subject matter of such proceeding.

                  All fees and expenses of each Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such action or proceeding in a manner not inconsistent with this Section 2(e) shall be paid to such Indemnified Party, as incurred, upon written notice thereof to the Indemnifying Parties (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder).

                  (iv) If a claim by an Indemnified Party for indemnification under Section 2(e)(i) or 2(e)(ii) hereof is found unenforceable in a final judgment by a court of competent jurisdiction (not subject to further appeal or review) even though the express provisions hereof provide for indemnification in such case, then each applicable Indemnifying Party, in lieu of this Section 2(e) indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of each Indemnifying Party and the Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of each such Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 2(e)(iii) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or Proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2(e)(iv) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2(e)(iv), an Indemnifying Party that is a Qualified Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the securities sold by such Indemnifying Party and distributed to the public were offered to the public exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (f) Selection of Underwriters. If any of the Registrable Securities covered by any registration statement filed pursuant to Sections 2(a) or 2(b), are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be selected by (i) in the case of any registration statement filed pursuant to Section 2(a) hereof, the Qualified Holders of a majority of outstanding Registrable Securities included in such offering, subject to the consent of Big (which shall not be unreasonably withheld or delayed) and (ii) in the case of any registration statement pursuant to Section 2(b) hereof, by Big or in such other manner as Big may agree. No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

3. CERTAIN REQUIREMENTS IN CONNECTION WITH REGISTRATION RIGHTS.

            (a) If the managing underwriter for a registration pursuant to
Section 2(a) that involves an underwritten offering shall advise Big in writing that, in its opinion, the inclusion of some or all of the Registrable Securities to be sold for the account of Qualified Holders would adversely affect the price per unit to be derived from the offering or otherwise materially and adversely affect the success of the offering, then the number of Registrable Securities to be sold for the account of such Qualified Holders shall be reduced (and may be reduced to zero) in accordance with the managing underwriter's written opinion to the minimum extent necessary to eliminate any such adverse effects. If the number of securities to be included in any registration is reduced (but not to zero), the number of such securities (including the Registrable Securities) excluded from such registration shall be allocated, first, on a pro rata basis to the securities requested to be registered for the account of any Person (as defined in Section 2 of the Securities Act) (including Big), other than the Person who made the original demand request pursuant to Section 2(a)(i) and other than the holders of Priority Registrable Securities (as hereinafter defined), on the basis of the relative number of shares of such securities such person has requested to be included in such registration, second, to the Person who made the original demand request pursuant to Section 2(a)(i), other than the holders of Priority Registrable Securities and, last, on a pro rata basis among all other holders of Big securities who may hold senior registration rights ("Other Qualified Holders") with respect to shares of Big Common Stock ("Priority Registrable Securities"), on the basis of the relative number of shares of such Priority Registrable Securities such Other Qualified Holder has requested to be included in such registration, if any. If, as a result of the proration provisions of this Section 3(a), any Qualified Holder shall not be entitled to include all Registrable Securities in a registration pursuant to
Section 2(a) that such Qualified Holder has requested be included, such Qualified Holder may elect to withdraw its Registrable Securities from the registration; provided, however, that such withdrawal election shall be irrevocable and, after making a withdrawal election, a Qualified Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal election was made.

            (b) If the managing underwriter for a registration pursuant to
Section 2(b) that involves an underwritten offering shall advise Big in writing that, in its opinion, the inclusion of some or all of the Registrable Securities to be sold for the account of Qualified Holders would adversely affect the price per unit Big or the holders of Big's securities who initiated such offering, if any, will derive from the offering or otherwise materially and adversely affect the success of the offering, then the number of Registrable Securities to be sold for the account of such Qualified Holders shall be reduced (and may be reduced to zero) in accordance with the managing underwriter's written opinion to the minimum extent necessary to eliminate any such adverse effects. If the number of securities to be included in any registration is reduced (but not to zero), the number of such securities (including the Registrable Securities) excluded from such registration shall be allocated, first, on a pro rata basis to the securities requested to be registered for the account of any Person (including Big), other than the holders of Priority Registrable Securities, on the basis of the relative number of shares of such securities such person has requested to be included in such registration and second, on a pro rata basis among all Other Qualified Holders with respect to Priority Registrable Securities, on the basis of the relative number of shares of such Priority Registrable Securities such Other Qualified Holder has requested to be included in such registration. If, as a result of the proration provisions of this Section 3(b), any Qualified Holder shall not be entitled to include all Registrable Securities in a registration pursuant to Section 2(b) that such Qualified Holder has requested be included, such Qualified Holder may elect to withdraw its Registrable Securities from the registration; provided, however, that such withdrawal election shall be irrevocable and, after making a withdrawal election, a Qualified Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal election was made.

            (c) Notwithstanding anything in Section 2(b) to the contrary, Qualified Holders shall not have any right to include their Registrable Securities in any distribution or registration of Big Common Stock by Big, which is a result of a merger, consolidation, acquisition, exchange offer (or other offering of securities solely to Big's existing stockholders), recapitalization, other reorganization, dividend reinvestment plan, stock option plan or other employee benefit plan, or any similar transaction having the same effect.

            (d) So long as the Shareholder maintains registration rights pursuant to this Agreement, subject to existing registration rights granted by Big prior to the date hereof, without the written consent of the Qualified Holders of a majority of outstanding Registrable Securities, Big shall not grant to any Person the right to request Big to register any equity securities of Big under the Securities Act unless the rights so granted are subject in all respects to the prior rights of the Qualified Holders of Registrable Securities set forth herein, and are not otherwise in conflict or inconsistent with the provisions of this Agreement.

            (e) Subject to the existing registration rights granted by Big prior to the date hereof, unless the Qualified Holders of a majority of the Registrable Securities otherwise consent, neither Big nor any of its securityholders (other than the Qualified Holders of Registrable Securities in such capacity) shall have the right to include any securities of Big in any registration effected under Section 2(a) hereof other than Registrable Securities.

            (f) So long as the Shareholder maintains any registration rights pursuant to this Agreement, Big will not hereafter enter into any agreement or arrangement with respect to its securities which is inconsistent in any material respect with the rights granted to the holders of Registrable Securities in this Agreement.

            (g) Big shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time Big is not required to file such reports, it will, upon the request of any Qualified Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rule 144. Big further covenants that it will take such further action as any Qualified Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Qualified Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Qualified Holder of Registrable Securities, Big shall deliver to such Qualified Holder a written statement as to whether it has complied with such requirements.

4.    NOTICES.

            Except as otherwise provided below, whenever it is provided in this Agreement that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties hereto, or whenever any of the parties hereto, desires to provide to or serve upon any person any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by registered or certified mail (return receipt requested, postage prepaid), or by overnight mail, courier, or delivery service or by telecopy and confirmed by telecopy addressed as follows:

            (a)  If to Big, to:

                  Big Entertainment, Inc.
                  2255 Glades Road
                  Suite 237 West
                  Boca Raton, Florida  33431-7383
                  Attention:  Mitchell Rubenstein
                  Facsimile:  (561) 998-2970

                     - With a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Attention:  Howard Chatzinoff, Esq.
                  Facsimile:  (212) 310-8007

            (b) If to the Shareholder, to:

                  The Times Mirror Company
                  220 West First Street
                  Los Angeles, California  90012
                  Attention:  Thomas Unterman
                  Facsimile:  (213) 237-3705

                     - With a copy to:

                  The Times Mirror Company
                  220 West First Street
                  Los Angeles, California 90012
                  Attention:  William A. Niese, Esq.
                  Facsimile:  (213) 237-7696

or at such other address as may be substituted by notice delivered as provided herein. The furnishing of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly furnished or served on (i) the date on which personally delivered, with receipt acknowledged, (ii) the date on which telecopied and confirmed by telecopy answerback, (iii) the next business day if delivered by overnight or express mail, courier or delivery service, or (iv) three (3) business days after the same shall have been deposited in the United States mail, as the case may be. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

5.    ENTIRE AGREEMENT.

            This Agreement and the other agreements entered into in connection with the Merger Agreement (including, but not limited to, the Shareholder Agreement) represent the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter; and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by Big on the one hand, and the holders of a majority of the Registrable Securities on the other hand.

6.    SUCCESSORS.

            This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

7.    PARAGRAPH HEADINGS.

            The paragraph headings contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning, interpretation or construction of the terms or other provisions of this Agreement.

8.    APPLICABLE LAW.

            This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, applicable to contracts to be made, executed, delivered and performed wholly within such state and, in any case, without regard to the conflicts of law principles of such state.

9.    SEVERABILITY.

            If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

10.   SPECIFIC PERFORMANCE.

            Big acknowledges that it would be impossible to determine the amount of damages that would result from any breach by it of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each of the Shareholders shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain Big from violating any of, such provisions. In connection with any action or proceeding for injunctive relief, Big hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have such provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of this Agreement.

11.   ARBITRATION.

   [Insert Copy of Final Arbitration Provision From Merger Agreement]

12.   NO WAIVER.

            The failure of any party at any time or times to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

13.   COUNTERPARTS.

            This Agreement may be executed in two or more counterparts, any of which may be by facsimile, each of which shall be deemed an original, but all of which together shall constitute but one and the same original instrument.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                      BIG ENTERTAINMENT, INC.

                                      By:
                                          -----------------------------------
                                          Name:
                                          Title:



                                      THE TIMES MIRROR COMPANY

                                      By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                                                     Exhibit C

                            NON-COMPETITION AGREEMENT

         This Non-Competition Agreement (this "Agreement") is entered into as of _________ __, 1999 by and between BIG ENTERTAINMENT, INC., a Florida corporation (the "Company"), and THE TIMES MIRROR COMPANY, a Delaware corporation ("Times Mirror").

                                    RECITALS

         WHEREAS, the Company and Times Mirror, among others, are parties to that certain Agreement and Plan of Merger dated as of January __, 1999 (the "Merger Agreement") providing for the acquisition by the Company of Hollywood Online Inc. ("HOL") from Times Mirror pursuant to a merger of Big Acquisition Corp., a wholly owned subsidiary of the Company, with and into HOL (the "Merger");

         WHEREAS, the Company and Times Mirror wish to provide for and acknowledge certain arrangements and understandings following the Merger; and

         WHEREAS, the consummation of the Merger is conditioned upon the execution of this Agreement.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    SECTION 1
                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

         "Affiliate" means any majority-owned subsidiaries of Times Mirror.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Florida or California are authorized or required by law to close.

         "Competing Business" means MovieFone, MovieLink, Mr. Showbiz, Reel.com, Film.com, DVD Express, Rough Cut, IMdB.com and any similar business, enterprise or venture that operates as its primary focus a national- or international-targeted web site dedicated to providing movie-going consumers with movie-related information or offering for sale movie-themed merchandise or tickets for movies.

         "Person" means any individual, business, trust, unincorporated association, corporation, partnership, joint venture, limited liability company or other entity of any kind.

                                    SECTION 2
                                 NON-COMPETITION

         2.1 COVENANT NOT TO COMPETE. For a period of three (3) years after the date of this Agreement, Times Mirror shall not, and shall cause its Affiliates not to, directly or indirectly, engage or participate in any Competing Business, nor, directly or indirectly, own, manage, operate, promote (except through paid print and/or traditional paid banner online advertising), control, be connected with as a stockholder (other than on a passive basis with less than 5% of the equity of a publicly-traded company and on a passive basis with less than 10% of the equity of a privately-owned company), joint venturer or partner, in any Competing Business.

         2.2 PERMITTED BUSINESSES. Notwithstanding the provisions of Section 2.1, the following business ventures and other activities shall not be considered a Competing Business: (i) the operation of the current web sites operated by the Los Angeles Times and other newspapers owned by Times Mirror to the extent such web sites provide primarily local and regional movie information and movie-themed merchandise; provided, however, that if any such web site offers national consumer commerce movie information, ticketing or reservations services or movie-themed merchandise for sale it shall be considered a Competing Business (except as arises out of the national edition of the Los Angeles Times), (ii) the licensing and syndication of movie information by the L.A. Times Syndicate to third parties, which information is posted to such third parties' web sites; (iii) the operation of business-to-business (information for, film professionals, e.g., casting, credits, location, etc.) web sites by Times Mirror or any Affiliates; (iv) the operation by Times Mirror or any Affiliates of a promotional events website such as movie fairs and movie events; and (v) the operation of web sites promoting the syndicate offerings of the Los Angeles Times Syndicate and other syndicating operations owned by Times Mirror.

                                    SECTION 3
                              NON-SOLICITATION AND
                                NON-INTERFERENCE

         For a period of three (3) years after the date of this Agreement, Times Mirror shall not, directly or indirectly, (a) induce or attempt to induce any employee of HOL to leave the employ of HOL or in any way interfere adversely with the relationship between any such employee and HOL, except for a hiring that results from an unsolicited (direct or indirect) response to a wide-spread solicitation, (b) induce or attempt to induce any employee of HOL to work for, render services or (c) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of HOL with a willful intent to cause such person to cease doing business with HOL or with a willful intent to interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation and HOL.

                                    SECTION 4
                                  MISCELLANEOUS

         4.1 SPECIFIC ENFORCEMENT. The Company and Times Mirror acknowledge and agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and it would be extremely impracticable and difficult to measure damages. Accordingly, in addition to any other rights and remedies to which the parties may be entitled by law or equity, the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this agreement and to enforce specifically the term and provisions hereof, and the parties expressly waive (a) the defense that a remedy in damages will be adequate and (b) any requirement, in an action for specific performance, for the posting of a bond.

         4.2 GOVERNING LAW. This Agreement shall be governed and construed in all respects in accordance with the laws of the State of New York. The Company and Times Mirror each hereby consents to personal jurisdiction in any action brought with respect to this Agreement and the transactions contemplated hereby in the United States District Court for the Southern District of New York or, if subject matter jurisdiction is unable to be obtained in such court, in any state court in the City of New York in the State of New York. The Company and Times Mirror each also agrees that service of process may be accomplished pursuant to the provisions of Section 4.6 hereof.

         4.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         4.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner with respect to such subjects by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         4.5 NOTICES, ETC. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by telex or telecopier (with receipt confirmed), or one Business Day following deposit with overnight courier or three Business Days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

         If to the Company:

                  Big Entertainment, Inc.
                  2255 Glades Road, #237W
                  Boca Raton, Florida  33431-7383
                  Attention: President
                  Facsimile: (561) 998-2970
         with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Attention: Howard Chatzinoff
                  Facsimile: (212) 735-4989

         If to Times Mirror:

                  The Times Mirror Company
                  220 West First Street
                  Los Angeles, California  90012
                  Attention: Thomas Unterman
                  Facsimile: (213) 237-3705

         with a copy to:

                  The Times Mirror Company
                  220 West First Street
                  Los Angeles, California 90012
                  Attention: William A. Niese
                  Facsimile: (213) 237-7696

         4.6 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a legal, valid and enforceable substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

         4.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         4.8 FACSIMILE SIGNATURES. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

         4.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         The foregoing agreement is hereby executed as of the date first above written.


                                   BIG ENTERTAINMENT, INC.

                                   By:
                                       -----------------------------------
                                       Name: Mitchell Rubenstein
                                       Title: President




                                   THE TIMES MIRROR COMPANY

                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:

                                                                     Exhibit D

                                VOTING AGREEMENT

            AGREEMENT, dated as of January 10, 1999 (this "Agreement"), by and among THE TIMES MIRROR COMPANY, a Delaware corporation ("TM"), and each of the other parties signatory hereto (each, a "Stockholder" and, collectively, the "Stockholders").

                              W I T N E S S E T H:

            WHEREAS, concurrently herewith, TM, HOLLYWOOD ONLINE, INC., a California corporation ("Hollywood") and a direct wholly-owned subsidiary of TM, and BIG ENTERTAINMENT, INC., a Florida corporation ("Big"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement;" capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement) pursuant to which BIG ACQUISITION CORP., a Delaware corporation ("Merger Sub") and a wholly-owned subsidiary of Big will be merged with and into Hollywood (the "Merger");

            WHEREAS, each of the Stockholders Beneficially Owns (as defined herein) the number of shares, par value $.01 per share, of common stock of Big (the "Shares" or "Company Common Stock") set forth opposite such Stockholder's name on Schedule I hereto;

            WHEREAS, as an inducement and a condition to entering into the Merger Agreement, TM has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement;

            NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

            1. Provisions Concerning Company Common Stock. Each Stockholder hereby agrees that during the period (the "Agreement Period") commencing on the date hereof and continuing until the first to occur of the Merger and termination of the Merger Agreement in accordance with its terms, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Stockholder shall vote (or cause to be voted) the Shares held of record or Beneficially Owned by




NYFS05...:\41\26141\0006\1916\AGRD318N.40B
such Stockholder, whether heretofore owned or hereafter acquired, in favor of approval of the issuance of Company Common Stock to TM (if required pursuant to the rules and regulations of the NASDAQ or any other applicable law) in connection with the Merger. Such Stockholder shall not enter into any agreement or understanding with any Person (as defined below), the effect of which would be inconsistent or violative of the provisions and agreements contained herein. For purposes of this Agreement, "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act. For purposes of this Agreement, "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

            2. Restrictions on Voting. During the Agreement Period, each Stockholder hereby agrees that it will not vote any such Stockholder's Shares in favor of the approval of any other merger, consolidation, sale of assets, reorganization, recapitalization, liquidation or winding up of Big or any other extraordinary transaction involving Big or any matters related to or in connection therewith, or any corporate action relating to the consummation of which would frustrate the purposes of, or prevent or delay the consummation of, the transactions contemplated by the Merger Agreement.

            3. Representations and Warranties. Each Stockholder represents and warrants to Parent and Sub that as of the date hereof:

            (a) such Stockholder (i) owns beneficially all of the Shares set forth opposite such Stockholder's name in Schedule I hereto, (ii) has the full and unrestricted legal power, authority and right to enter into, execute and deliver this Agreement without the consent or approval of any other person and
(iii) has not entered into any voting agreement with or granted any person any proxy (revocable or irrevocable) with respect to such Shares (other than this Agreement);

            (b) this Agreement is the valid and binding agreement of such Stockholder; and

            (c) no investment banker, broker or finder is entitled to a commission or fee from such Stockholder or Big in respect of this Agreement based upon any arrangement made by or on behalf of such Stockholder.

            4. Termination. Except as otherwise provided herein, the covenants and agreements contained herein with respect to the Shares shall terminate upon the termination of the Agreement Period.

            5. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director of Big makes any agreement or understanding herein in his or her capacity as such director. Each Stockholder signs solely in his or her capacity as the record and/or beneficial owner of such Stockholder's Shares.

            6.    Miscellaneous.

            (a) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

            (b) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to any Stockholder:        At the addresses set forth
                              on Schedule I hereto

If to Big
or Merger Sub:                      Big Entertainment, Inc.
                                    255 Glades Road
                                    Suite 237 West
                                    Boca Raton, FL 33431-7383
                                    Telephone:  (561) 998-8000
                                    Facsimile:  (561) 998-2970
                                    Attention:  Mitchell Rubenstein

with a copy to:                     Weil, Gotshal & Manges LLP
                                    767 Fifth Avenue
                                    New York, New York  10153
                                    Telephone:  (212) 310-8000
                                    Facsimile:  (212) 310-8007
                                    Attention:  Howard Chatzinoff, Esq.

If to TM:                           The Times Mirror Company
                                    220 West First Street
                                    Los Angeles, California 90012
                                    Attention: Thomas Unterman
                                    Telecopier No.: (213) 237-3705

with a copy to:                     The Times Mirror Company
                                    220 West First Street
                                    Los Angeles, California 90012
                                    Attention: William A. Niese, Esq.
                                    Telecopier No.: (213) 237-7696

If to HOL, prior to
Effective Time:                     Hollywood Online, Inc.
                                    1620 26th Street, Suite 370, South Tower
                                    Santa Monica, CA 90404
                                    Attention:  Michael W. Rollens
                                    Telecopier No.: (310) 586-2005


or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

            (c) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

            (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

            (e) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            (f) Counterparts. This Agreement may be executed in counterparts, any one of which may be by facsimile, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

            (g) Failure to Perform. The parties hereto agree that if for any reason any party hereto shall have failed to perform its obligations under this Agreement, then the party seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such-injunctive or other equitable relief. This provision is without prejudice to any other rights or remedies, whether at law or in equity, that any party hereto may have against any other party hereto for any failure to perform its obligations under this Agreement.

            (h) Transfers. Each Stockholder agrees that if it sells, transfers, assigns, encumbers or otherwise disposes (each a "Transfer") of any Shares it Beneficially Owns (whether to an affiliate or otherwise), it shall require the transferee of such Shares to execute and deliver to Times Mirror and Big, an agreement identical in form to this Agreement except for the identity of such Stockholder prior to or concurrent with the consummation of such Transfer. Each of Times Mirror, Merger Sub and Big understand and acknowledge that, subject to the preceding sentence, the Stockholder is free to Transfer any Shares it Beneficially Owns at such times and in such manner as it deems appropriate.


              [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, TM and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.


                               THE TIMES MIRROR COMPANY

                               By: /s/ Thomas Unterman
                                   ------------------------------------
                                   Name: Thomas Unterman
                                   Title: Executive Vice President and
                                          Chief Financial Officer



                               MITCHELL RUBENSTEIN

                               /s/ Mitchell Rubenstein
                               ----------------------------------------



                               LAURIE S. SILVERS

                               /s/ Laurie S. Silvers
                               ----------------------------------------



                               MARTIN H. GREENBERG

                               /s/ Martin H. Greenberg
                               ----------------------------------------



                               TEKNO SIMON, LLC

                               By: /s/ Deborah J. Simon
                                   ------------------------------------
                                   Name: Deborah J. Simon
                                   Title:

                              Schedule I to
                         Stockholders Agreement



                                                    Number of Shares
Stockholder Name and Address                       Beneficially Owned
----------------------------                       ------------------

Mitchell Rubenstein and Laurie S. Silver,               1,820,493
as tenants by the entirety
c/o Big Entertainment, Inc.
2255 Glades Road
Suite 237 West
Boca Raton, FL 33431-7383


Mr. and Mrs. Martin H. Greenberg                          286,076
1524 University Avenue, Suite 305
Green Bay, WI 54302


Tekno Simon, LLC                                          563,852
Merchants Plaza
P.O. Box 7033
Indianapolis, IN 46207
Attention: Mr. Steve Simon

                                                                    EXHIBIT E



                              OFFICERS' CERTIFICATE

                            THE TIMES MIRROR COMPANY

                              HOLLYWOOD ONLINE INC.

         In connection with the merger (the "Merger") of Big Acquisition Corp. ("Sub"), a direct newly-formed, wholly-owned subsidiary of Big Entertainment, Inc. ("Parent"), with and into Hollywood Online Inc. ("HOL"), pursuant to the Agreement and Plan of Merger, dated as of January 10, 1999 (the "Merger Agreement"), the undersigned hereby represents:

         A. The fair market value of the common stock of Parent and the Parent Rights (as defined in the Merger Agreement) (collectively, the "Parent Common Stock"), and the preferred stock of Parent (the "Parent Preferred Stock") and any cash in lieu of fractional shares to be received by each shareholder of HOL in the Merger will be approximately equal to the fair market value of the stock of HOL ("HOL Stock") surrendered in the exchange.

         2. Prior to and in connection with the Merger, none of the HOL Stock will be (i) redeemed by HOL, (ii) acquired by any person related to HOL (as defined in Treas. Reg. ss. 1.368-1(E)(3) without regard to ss. 1.368-1(e)(3)(i)(A)) for consideration other than Parent Common Stock and Parent Preferred Stock (and any cash in lieu of fractional shares), or (iii) the subject of any extraordinary distributions by HOL.

         3. On the date of the Merger, HOL will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in HOL that, if exercised or converted, would affect Parent's acquisition or retention of control of HOL within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

         4. In the Merger, shares of HOL Stock representing control of HOL (within the meaning of Section 368(c) of the Code) will be exchanged solely for Parent Common Stock. For purposes of this representation, any shares of HOL Stock exchanged for cash or other property originating with Parent or a direct or indirect subsidiary of Parent will be treated as outstanding HOL Stock on the date of the Merger.

         5. In connection with or in anticipation of the Merger, HOL has not sold, transferred or otherwise disposed of any of its assets as would prevent Parent or members of its qualified group (within the meaning of Treas. Reg. ss. 1.368-1(d)(4)(ii)) from causing HOL after the Merger to continue the historic business of HOL or use a significant portion of HOL's historic assets in a business.

         6. On the date of the Merger, the fair market value of the assets of HOL will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

         7. Immediately following the Merger, HOL will hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets of Sub held immediately prior to the Merger. For purposes of this representation, amounts paid by HOL to dissenters, amounts paid by HOL to its shareholders who receive cash or other property in connection with or pursuant to the Merger, amounts used by HOL to pay its reorganization expenses and those of its shareholders, and all redemptions and distributions (except for regular, normal dividends) made by HOL will be included in the assets of HOL immediately prior to the Merger.

         8. HOL and its shareholders will pay their respective expenses, if any, incurred in connection with the Merger.

         9.       HOL is not an investment company as defined in Section 368(a)
                  (2)(F)(iii) and (iv) of the Code.

         10. HOL is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         11. There is no intercorporate indebtedness existing between Parent and HOL or between Sub and HOL that was issued, acquired or will be settled at a discount.

         12. None of the Parent Common Stock to be received in the Merger by any shareholder of HOL will be separate consideration for, or allocable to, past or future services. None of the compensation to be received by any shareholder of HOL who is (or was) a service provider to HOL is separate consideration for, or allocable to, such shareholder's shares of HOL Stock to be surrendered in the Merger, and the compensation to be paid to any such persons will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         13. The Merger is being effected for bona fide business reasons, as described in the Proxy Statement.

         14. The Merger Agreement represents the full and complete agreement among Parent, Sub, HOL and Times Mirror regarding the Merger and there are no other written or oral agreements regarding the Merger.

         15. Neither HOL nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under
                  Section 355 of the Code (i) in the two years prior to the date of the Merger Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate on this __ day of __________, 1999.


                                  HOLLYWOOD ONLINE INC.

                                  By:
                                      -----------------------------------
                                      Name:
                                      Title:



                                  THE TIMES MIRROR COMPANY

                                  By:
                                      -----------------------------------
                                      Name:
                                      Title:

                                                                     EXHIBIT F


               6% SERIES E CONVERTIBLE PREFERRED STOCK TERM SHEET



         Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement and Plan of Merger to which this Term Sheet is attached.

AGGREGATE INITIAL
LIQUIDATION PREFERENCE:             An amount equal to the product of (x) the
                                    Excess Share Amount multiplied by (y) the
                                    Parent Common Stock Price.

DIVIDENDS:              The dividend rate payable on the 6% Series E Convertible
                        Preferred Stock (the "Preferred Stock") will be six percent (6%) per annum, which will be calculated based on the then current liquidation preference and will accrue from the date of issuance. Dividends for the Preferred Stock will be payable quarterly, in cash or in kind as provided below, when, as and if declared by the Board of Directors of Parent; provided that dividends shall accrue quarterly regardless of whether declared.
                        Dividends may be payable-in-kind for the first two years after the Closing Date, provided that such dividends have identical terms and are subject to the same provisions as the Preferred Stock and provided, further, that if at any time after the second anniversary of the Closing Date, a third-party lender prohibits Parent from paying cash dividends pursuant to covenants imposed on Parent by such lender, dividends shall be payable-in-kind. In the event that Parent makes a dividend or other distribution to the holders of Parent
                        Common Stock that is payable in securities other than Parent Common Stock, the holders of the Preferred Stock shall receive (upon conversion thereof), in addition to shares of Parent Common Stock, the number of such securities that they would have received had they held
                        Parent Common Stock on the date of the distribution.

RANKING: With regard to the rights to receive dividends and distributions upon dissolution, liquidation or winding up of Parent, the Preferred Stock will rank prior to the Parent Common Stock and will rank junior to all existing authorized shares of preferred stock of Parent.

LIQUIDATION RIGHTS:     Upon the dissolution, liquidation or winding up of
                        Parent, whether voluntary or involuntary, the holders of the Preferred Stock will be entitled to receive out of the assets of Parent available for distribution to shareholders an amount in cash equal to the then current liquidation preference per share of the Preferred Stock plus accrued and unpaid dividends thereon before any payment or distribution shall be made on the Parent
                        Common Stock.

PARTICIPATION RIGHTS:   The Preferred Stock shall participate in any dividends
                        and other payments or distributions (including liquidation payments) made on the Common Stock.

CONVERSION PRICE:       All or any portion of the Preferred Stock will be
                        convertible into shares of Parent Common Stock at any time at the option of Times Mirror. Any such conversion will be based on the then current liquidation preference of the Preferred Stock, plus accrued and unpaid dividends thereon through the conversion date. The conversion price for the Preferred Stock (the
                        "Conversion Price") will be equal to 105% of the Parent
                        Common Stock Price.

                        At any time when Times Mirror's percentage ownership, for equity accounting purposes, of the fully diluted voting capital stock of Parent is less than 19.5%, as a result of a sale or transfer of shares or otherwise, Times Mirror shall convert such number of shares of Preferred Stock to cause Times Mirror to hold 19.9% of the outstanding shares of Common Stock.

                        The Conversion Price will be subject to adjustment in accordance with customary "anti-dilution" provisions including, without limitation:

                                      (i) the issuance of Parent Common Stock or
                                    rights, options, warrants or other
                                    securities convertible into or exchangeable for shares of Parent Common Stock at a price per share below the then prevailing market price of the Parent Common Stock; or

                                      (ii) any subdivision, stock split, stock
                                    dividend or similar event.

                        If at any time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class of capital stock or other securities of Parent or any other person by reason of any capital reorganization, merger or consolidation, exchange of shares of Parent Common Stock, sale of all or substantially all of Parent's assets, spinoff or any other business combination or reorganization (a "Reorganization"), the holders of the Preferred Stock (upon conversion) shall be entitled to receive the same number of shares of capital stock or other securities or property that they would have been entitled to receive had they converted their shares of Preferred Stock into shares of Parent Common Stock immediately prior to the Reorganization and received in exchange for such shares of Parent Common Stock such different number or different class of capital or other securities of Parent or such other person that the holders of Parent Common Stock would be entitled to receive in the Reorganization.

                        Notwithstanding the above, the Conversion Price will not be subject to adjustment for the issuance of Parent Common Stock upon the grant of or exercise of options under Parent's existing or any future stock option plans; provided, however, that the Conversion Price shall be adjusted with respect to grants of stock options under any future stock option plans in excess of 50% of the number of options authorized on the Closing Date.

                        Parent and Times Mirror will each pay 50% of any and all documentary stamp or similar issue or transfer taxes payable in connection with the issue and delivery of the Parent Common Stock on conversion of the Preferred Stock.

OPTIONAL REDEMPTION
BY PARENT:              All or any portion of the outstanding shares of
                        Preferred Stock may be called for redemption at the option of Parent at any time after the second anniversary of the Closing Date. Such redemption must be on at least twenty (20) business day's prior written notice to Times Mirror. The redemption price will be equal to the greater of (i) the Market Price (as defined in the Shareholder Agreement) or (ii) the then current liquidation preference per share for each share of Preferred Stock being called for redemption, plus accrued and unpaid dividends thereon through the redemption date. If the redemption price is not paid within 30 days after it is due, interest shall accrue thereon at the rate of 18% per annum.

VOTING RIGHTS:          Except for customary voting rights with respect to
                        adverse changes to the powers, preferences or rights of the Preferred Stock and related matters, the Preferred
                        Stock will have no voting rights.

                                                                     EXHIBIT G


         1. No Undisclosed Liabilities. As of the date such certificate is delivered, except for liabilities set forth on HOL's balance sheet at December 31, 1998 (or reflected in the notes thereto) and except for normal or recurring liabilities incurred since such date in the ordinary course of business, HOL does not have any liabilities of any kind whatsoever, either accrued, contingent or otherwise and whether due or to become due (whether or not required to be reflected in financial statements pursuant to generally accepted accounting principles).